UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

To Our Stockholders:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Shake Shack Inc., which will be held virtually on June 10, 2026, at 9:00 a.m. Eastern time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SHAK2026 where you will be able to listen to the meeting live, submit questions, and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this over an in-person meeting.
Instructions regarding how to attend the meeting online and details concerning the matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope so that your shares are represented. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you join the meeting. Returning the proxy card does not deprive you of your right to attend the meeting online and to vote your shares during the Annual Meeting.
We look forward to your attendance at the meeting.
Sincerely
/s/ Robert Lynch
Robert Lynch
Chief Executive Officer

SHAKE SHACK INC.
225 VARICK STREET,
SUITE 301 NEW YORK,
NEW YORK 10014
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders of Shake Shack Inc. will be held virtually on June 10, 2026, at 9:00 a.m. Eastern time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SHAK2026, where you will be able to listen to the meeting live, submit questions, and vote online for the following purposes:
1.
To elect the two directors named in the Proxy Statement as Class II director candidates of Shake Shack Inc., each to serve for three years and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2026.

3.
To conduct an advisory vote on the compensation of our Named Executive Officers.

4.
To transact such other business as may properly come before the meeting or any adjournment or postponement hereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
Beginning on or about April 29, 2026, we will send to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet, how to vote your shares and how to attend the Annual Meeting virtually. If you did not receive such Notice electronically, you may elect to receive future notices, proxy materials and annual reports electronically through the Internet by following the instructions in this Proxy Statement. Only stockholders of record at the close of business on April 13, 2026 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.
By Order of the Board of Directors
/s/ Ron Palmese
Ron Palmese
Chief Legal Officer
New York, New York
April 29, 2026
Whether or not you expect to attend the meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return a proxy card so that your shares may be represented at the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 10, 2026: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM AND INVESTOR.SHAKESHACK.COM.

SHAKE SHACK INC.
Proxy Statement
For the Annual Meeting of
Stockholders To Be Held on June 10, 2026
i

SHAKE SHACK INC.
225 VARICK STREET,
SUITE 301 NEW YORK,
NEW YORK 10014
PROXY STATEMENT
THE MEETING
The Board of Directors (the “Board of Directors” or the “Board”) of Shake Shack Inc., a Delaware corporation (“Shake Shack” or the “Company”), is soliciting proxies for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 10, 2026, at 9:00 a.m. Eastern time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SHAK2026, where you will be able to listen to the meeting live, submit questions, and vote online. The Notice of Internet Availability of Proxy Materials was first furnished to stockholders on or about April 29, 2026. Electronic copies of this Proxy Statement and the Annual Report for the year ended December 31, 2025 are available at www.proxyvote.com and investor.shakeshack.com.
Voting Rights, Quorum and Required Vote
Only holders of record of our common stock at the close of business on April 13, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 40,350,155 shares of Class A common stock outstanding and entitled to vote and 2,430,789 shares of Class B common stock outstanding and entitled to vote. Holders of the Company’s Class A common stock and Class B common stock are entitled to one vote for each share held as of the Record Date. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, present or represented by proxy, will constitute a quorum for the transaction of business. Your shares are counted as present at the Annual Meeting if you are present and vote online at the Annual Meeting or if you have properly submitted a proxy card. Abstentions and “broker non-votes” (as defined below) will be counted in determining whether there is a quorum.
Proposal No. 1 - Election of Directors, directors will be elected by a plurality of the votes of the shares of common stock cast at the Annual Meeting, which means that the two nominees receiving the highest number of “for” votes will be elected. Withheld votes and broker non-votes will have no effect on Proposal No. 1.
Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm, requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present at the Annual Meeting or represented by proxy. Abstentions will count the same as votes against Proposal No. 2. There will be no broker non-votes with respect to Proposal No. 2 because a broker may exercise its discretion to vote for or against the proposal in the absence of instruction from its clients.
Proposal No. 3 - Approval (on an advisory basis) of the Compensation of the Named Executive Officers. In order to be approved on an advisory basis, this proposal must receive the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present at the Annual Meeting or represented by proxy. Abstentions will count the same as votes against Proposal No. 3. Broker non-votes will have no effect on Proposal No. 3.
Voting Your Shares
If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote online at the Annual Meeting, by telephone or electronically through the Internet by following the instructions included on your Notice of Internet Availability of Proxy

Materials or proxy card, or by completing, dating, signing and promptly returning your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes consistent with the recommendations of the Board with respect to such proposal, and, in the case of the election of the Class II directors, as a vote “for” the election of each of the nominees presented by the Board, votes “for” each of Proposal 2 (the ratification of the appointment of our auditors) and Proposal 3 (the say-on-pay vote).
In order to vote via the virtual meeting website, any registered holder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SHAK2026, where stockholders may vote and submit questions during the meeting. The meeting starts at 9:00 a.m. Eastern time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.
If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You may also vote by completing, dating, signing and promptly returning the voting instruction form sent by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote online at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, New York Stock Exchange rules grant your broker discretionary authority to vote on “routine” proposals. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.” For the Annual Meeting, Proposals No. 1 and 3 are not considered “routine” proposals, and Proposal No. 2 is considered a “routine” proposal.
In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.
The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the stockholder.
Information about the Virtual Meeting
The virtual Annual Meeting is accessible on any Internet-connected device and stockholders will be able to submit questions and comments and to vote online during the meeting. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this over an in-person meeting. In the event of a technical malfunction or other problem that disrupts the Annual Meeting, the Company may adjourn, recess, or expedite the Annual Meeting, or take such other action that the Company deems appropriate considering the circumstances. If you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start of the meeting.
You may virtually attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SHAK2026, where stockholders may vote and submit questions and comments during the meeting. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

Only holders of our common stock at the close of business on the Record Date will be permitted to ask questions during the Annual Meeting. If you wish to submit a question, on the day of the Annual Meeting, you may log in to the virtual meeting platform at www.virtualshareholdermeeting.com/SHAK2026, and type your question for consideration into the field provided in the web portal. To allow us to answer questions from as many stockholders as possible, we may limit each stockholder to two (2) questions. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. More information on submitting questions at the Annual Meeting will be posted on the website at www.virtualshareholdermeeting.com/SHAK2026 in advance of the meeting.
In accordance with Delaware law, for the 10 days prior to our Annual Meeting, a list of registered holders entitled to vote at our Annual Meeting will be available for inspection in our offices at 225 Varick Street, Suite 301, New York, New York 10014. Stockholders will also be able to access the list of registered holders electronically during the Annual Meeting through the virtual meeting website at www.virtualshareholdermeeting.com/SHAK2026.
Expenses of Solicitation
The expenses of any solicitation of proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and its directors, officers or employees (for no additional compensation) may also solicit proxies in person, by telephone or email. Following the original mailing of the proxies and other soliciting materials, the Company will request that banks, brokers, and other nominees forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers, and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.
Revocability of Proxies
Any person submitting a proxy has the power to revoke such proxy prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is submitted via telephone or Internet no later than 11:59 p.m. Eastern time on June 9, 2026, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or by attendance at the Annual Meeting and voting online. If you are a beneficial owner and wish to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.
Delivery of Documents to Stockholders Sharing an Address
We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding” under which multiple stockholders who share the same address will receive only one copy of the Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from one or more of the stockholders. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, you may do so by contacting Broadridge Financial Solutions at (866) 540-7095, 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, or by notifying us by telephone at (844) 742-2504, by email at investor@shakeshack.com, or by mail at Shake Shack Inc., 225 Varick Street, Suite 301, New York, New York 10014, and Broadridge and we will promptly deliver the requested materials. You also may request additional copies of the proxy materials by notifying us by telephone or in writing at the same telephone number, email address, or mailing address. If you are currently receiving multiple copies of the proxy materials and wish to receive only one copy at the same address, then please notify Broadridge or us by telephone or in writing at the same telephone numbers or addresses above. A number of brokerage firms with account holders have instituted householding. Once a stockholder has consented or receives notice from his or her broker that the broker will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes his or her consent. Stockholders with shares registered in the name of a brokerage firm or bank may contact their brokerage firm or bank to request information about householding.
Electronic Delivery of Proxy Materials to Stockholders
Beginning on or about April 29, 2026, we mailed or emailed to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you received such Notice and would prefer to receive paper copies of the proxy materials, or if you received paper copies of the proxy materials and would prefer to receive a notice for future annual meetings, you may notify us by telephone, email or mail at the telephone number, email address or mailing address provided above.
Our Structure and Certain Defined Terms
Shake Shack was formed for the purpose of facilitating an initial public offering and other related transactions in order to carry on the business of SSE Holdings, LLC and its subsidiaries (“SSE Holdings”). Shake Shack is a holding company with no direct operations and our principal asset is our equity interest in SSE Holdings. We have a majority economic interest in, the sole voting interest in, and control the management of SSE Holdings.
As used in this Proxy Statement, unless the context otherwise requires:
“IPO” refers to the Company’s initial public offering, which closed on February 4, 2015.
“LLC Interests” refers to the single class of common membership interests of SSE Holdings.
“Meyer Group” refers collectively to (i) Daniel Meyer, (ii) the Daniel H. Meyer Investment Trust dated 5/15/92, of which Mr. Meyer is the sole beneficiary (the “Investment Trust”), and (iii) the DHM 2012 Gift Trust (the “Gift Trust”), of which Mr. Meyer’s spouse is a trustee and beneficiary.
Forward-Looking Information
This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to the Company’s financial position, results of operations, strategy, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “likely,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” the negatives thereof and other similar expressions.
All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made herein in the context of the risks and uncertainties detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC and its other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports.
The forward-looking statements included in this Proxy Statement are made only as of the date hereof. We undertake no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
The Company’s Board of Directors is presently comprised of nine members who are divided into three classes designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term. Class I directors consist of: Daniel Meyer, Jeff Flug, and Lori George; Class II directors consist of Robert Lynch, Joshua Silverman, and Tristan Walker; and Class III directors consist of Sumaiya Balbale, Charles Chapman III, and Jeffrey Lawrence.
On March 9, 2026, the Company filed a Current Report on Form 8-K to report that Joshua Silverman had informed the Board of his intention to step down from the Board effective May 1, 2026, and to not stand for re-election as a Class II director at the Annual Meeting. Accordingly, the Board determined to reduce the size of the Board from nine to eight directors, effective on May 1, 2026. Following the departure of Mr. Silverman from the Board, the Board will consist of three Class I directors, two Class II directors, and three Class III directors.
Class II directors standing for re-election at the Annual Meeting are Robert Lynch and Tristan Walker. Class III directors will stand for re-election at the 2027 annual meeting of stockholders and Class I directors will stand for re-election at the 2028 annual meeting of stockholders.
Each of the nominees for election as a Class II director is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve for three years and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. If any of the nominees is unable to serve or for good cause will not serve (a contingency which the Board does not expect to occur), the proxies will be voted for a substitute nominee chosen by the present Board. In such situation and in any other situation in which a nominee will not serve, the present Board may also (i) reduce the size of the Board or (ii) maintain the size of the Board and the stockholders may vote for a substitute nominee chosen by the present Board to fill the vacancy or vote for just the remaining nominee or nominees, leaving a vacancy or vacancies that may be filled at a later date by the Board.
The names of the nominees for election as Class II directors at the Annual Meeting and of the incumbent and continuing Class I and Class III directors, and certain information about them, including their ages as of the Record Date, are included below.

Director Nominees	Class	Age	Position	Year Elected/ Appointed to Current Term	Current Term Expiration	Expiration of Term for which Nominated
Robert Lynch	II	49	Director	2024	2026	2029
Tristan Walker(1)	II	41	Director	2023	2026	2029
Incumbent and Continuing Directors
Sumaiya Balbale(2)	III	45	Director	2024	2027	-
Charles Chapman III(3)	III	63	Director	2024	2027	-
Jeffrey Lawrence(4)	III	52	Director	2024	2027	-
Daniel Meyer	I	68	Chairman of the Board of Directors	2025	2028	-
Jeff Flug(5)	I	63	Director	2025	2028	-
Lori George(6)	I	62	Director	2025	2028	-

(1)
Member of the Nominating and Corporate Governance Committee.

(2)
Chair of the Compensation Committee and a member of the Audit Committee.

(3)
Member of the Compensation Committee and the Nominating and Corporate Governance Committee.

(4)
Chair of the Audit Committee.

(5)
Lead Director and a member of the Audit Committee and the Compensation Committee.

(6)
Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee.

Nominees for Election as Class II Directors
Robert Lynch has served as Shake Shack’s Chief Executive Officer and as a member of the Board of Directors since May of 2024. Prior to joining Shake Shack, Mr. Lynch served as President and Chief Executive Officer of Papa John’s International, Inc. starting in August 2019. Prior to joining Papa John’s, Mr. Lynch served in multiple positions within Arby’s Restaurant Group, Inc., including as President from August 2017 to August 2019 and Brand President and Chief Marketing Officer from September 2013 to August 2017. From 2012 until August 2013, Mr. Lynch served as Vice President of Marketing at Taco Bell. Mr. Lynch also held senior roles at H.J. Heinz Company and Procter & Gamble. Mr. Lynch currently serves on the board of directors at Kontoor Brands, Inc. (NYSE: KTB). Mr. Lynch is a graduate of the University of Rochester, where he obtained his BA and MBA.
Key Skills and Experience: Mr. Lynch brings to his service on our Board of Directors extensive quick-service restaurant industry and marketing experience, leading purpose-driven organizations and high-performing teams, and growing successful consumer brands. Mr. Lynch also has a track record of leading brand turnaround and improved profitability.
Tristan Walker has served on the Board of Directors of Shake Shack since June 2020. Mr. Walker is the Founder and was the Chief Executive Officer of Walker & Company Brands, which Mr. Walker founded in 2013 and which merged with Procter & Gamble in December 2018, through June 2023. Mr. Walker is also the Founder of Heirloom Management Co., an investment fund which aims to partner with founders of disruptive companies committed to developing culturally connected products and services. Prior to founding Walker & Company Brands, Mr. Walker was an Entrepreneur-in-Residence at Andreessen Horowitz from 2012 to 2013. From 2009 to 2012, Mr. Walker served as the Director of Business Development for Foursquare, where he oversaw strategic partnerships and monetization. In this role, Mr. Walker managed integrations with large brands and media companies including American Express, The New York Times, CNN, MTV, Starwood Hotels & Resorts, and Starbucks. In 2019, Mr. Walker was named one of Fortune Magazine’s 50 “World’s Greatest Leaders.” Mr. Walker has also been named a USA Today Person of the Year, TIME 100 Next, Ebony Magazine’s 100 Most Powerful People, Vanity Fair’s “Next Establishment,” Fortune Magazine’s “40 Under 40,” AdAge “Creative 50,” and Black Enterprise’s “40 Next.” Mr. Walker is the Founder of CODE2040, a program that matches high performing Black and Latino undergraduate and graduate coders and software engineering students with Silicon Valley start-ups for summer internships. Mr. Walker served on the board of directors of Foot Locker Inc. from 2020 to 2025. Mr. Walker holds a bachelor’s degree in economics from Stony Brook University, where he graduated as valedictorian in 2005, and obtained an MBA from the Stanford University Graduate School of Business in 2010.
Key Skills and Experience: Mr. Walker brings to his service on our Board of Directors a broad-based experience and deep knowledge of strategic planning in complex organizations as well as detailed understanding of brand and marketing strategies.
Incumbent and Continuing Directors
Sumaiya Balbale has served on the Board of Directors of Shake Shack since March 2019. Ms. Balbale served as the Chief Operating Officer for Sequoia Capital from June 2020 until September 2025. Ms. Balbale previously served as the Vice President of E-commerce, Mobile and Digital Marketing for Walmart US, from February 2017 until her resignation from the company in February 2019. At Walmart she led e-commerce marketing and transformed the digital media, social media, marketing analytics and marketing technology capabilities of the company. Ms. Balbale joined Walmart after the retailer purchased Jet.com in 2016. At Jet.com she served as the Vice President of Marketing from September 2014 through October 2017, where she led all consumer marketing including brand, acquisition and retention efforts. During the first year of the acquisition, Ms. Balbale continued to operate in a dual capacity for both Jet.com and Walmart. From 2010 through 2014, Ms. Balbale worked for Quidsi, a collection of specialty e-commerce verticals that was acquired by Amazon during her tenure. Ms. Balbale graduated with a BA degree in History from Brown University in 2002, and received her MBA from Harvard Business School in 2009. In 2018, Ms. Balbale was named to Fortune’s 40 under 40 list.

Key Skills and Experience: Ms. Balbale brings to her service on our Board of Directors particular knowledge and experience in e-commerce, mobile and digital marketing as well as digital and social media brand management.
Charles Chapman III has served on the Board of Directors of Shake Shack since July 2023. Mr. Chapman is a seasoned restaurant executive with a strong strategic and operational track record in the industry, with a background in operations, supply chain, development, and marketing. Mr. Chapman was a senior executive at Panera Bread, where he served in several leadership positions from 2011 through 2019, including as (i) Chief Operating Officer, where he was responsible for Company Operations and Franchise Operations, Learning & Development, Retail Human Resources, Operations Tools and Services, and the Bakery Function; (ii) Chief International and Supply Chain Officer; and (iii) Executive Vice President of Development, Information Technology, and Non-Traditional Growth. Before joining Panera, Mr. Chapman also held several leadership positions at International Dairy Queen, including as Chief Operating Officer, Chief Development Officer, and Chief Concept Officer. Prior to Dairy Queen, Mr. Chapman was Chief Operating Officer of Bruegger’s Bagels, and, prior to that, the President and Co-owner of Beantown Bagels, a Bruegger’s Bagels franchisee. Early on, Mr. Chapman held various marketing, finance, and operations roles at Darden Restaurants. Mr. Chapman began his career as an associate consultant and consultant at Bain & Company. Mr. Chapman served as the Chief Executive Officer of Tatte Bakery & Café from 2020 through February 2024 and is a Partner in Act III Holdings, LLC, which invests in emerging niches in restaurants and entertainment. Mr. Chapman is currently a member of the board of directors of Taymax and formerly served on the Board of Directors of Cava, Panera Bread, and American Dairy Queen.
Key Skills and Experience: Mr. Chapman brings to his service on our Board of Directors broad public company experience, more than 25 years of senior executive experience in the restaurant industry, and in-depth knowledge of restaurant operations, development, supply chain, franchising, and evolving concepts.
Jeffrey Lawrence has served on the Board of Shake Shack since May 2023. Beginning in 2000, Mr. Lawrence spent more than 20 years at Domino’s Pizza, Inc., the leader in the global pizza industry, including five years as Executive Vice President & Chief Financial Officer. Mr. Lawrence was instrumental in Domino’s successful initial public offering, then the largest restaurant IPO ever, as well as the ground-breaking turnaround of the brand including the technological transformation, global expansion and dramatic increase in store level profitability, all of which led to best-in-class shareholder returns for more than a decade. Mr. Lawrence also previously served on the board of directors of Domino’s master franchisee in China. Subsequent to his time at Domino’s, he served as Chief Financial Officer of FIGS, Inc., a direct-to-consumer apparel brand, where he led its successful initial public offering and partnered to grow significant shareholder value during his tenure, from 2020 to 2021. Mr. Lawrence later served as Chief Financial Officer of ShiftKey, a technology-enabled marketplace connecting licensed professionals to the future of work, a position he held from 2022 to 2023. Mr. Lawrence is currently serving as a Senior Advisor to General Atlantic. Mr. Lawrence began his career in public accounting and is a certified public accountant (registered status) in the State of Michigan. Mr. Lawrence holds an MBA with High Distinction from the Ross School of Business at the University of Michigan as well as a BBA (summa cum laude) from Wayne State University. Mr. Lawrence serves as a member and chair of the board of directors of Joe & the Juice and previously served as a member of the board of directors of Xponential Fitness (NYSE: XPOF).
Key Skills and Experience: Mr. Lawrence brings to his service on our Board of Directors more than 25 years of experience with particular expertise in the consumer retail and restaurant industries globally, including franchising businesses, as well as in digital and technological transformation, and capital markets.
Daniel Meyer has served as the Chairman of the Board of Directors of Shake Shack since January 2010. Mr. Meyer is the Founder and Executive Chairman of Union Square Hospitality Group (“USHG”), which owns and operates restaurants, including the following: Union Square Cafe,

Gramercy Tavern, The Modern, the Cafes at MOMA, Porchlight, Daily Provisions, Ci Siamo and Manhatta; and an event services business, Union Square Events. The restaurants have earned 28 James Beard Awards among them. Mr. Meyer co-authored the best-selling Union Square Cafe Cookbook and authored the New York Times bestseller Setting the Table: The Transforming Power of Hospitality in Business. Mr. Meyer is currently a member of the board of directors of the not-for-profit Madison Square Park Conservancy. Mr. Meyer previously served as a member of the board of directors of Olo Inc. from 2015 to 2025, The Container Store from 2013 to 2017, Sotheby’s from 2011 to 2015 and OpenTable from 2000 through 2014, as well as the following not-for-profit organizations: City Harvest, New Yorkers for Parks, Union Square Partnership and NYC & Co.
Key Skills and Experience: Mr. Meyer brings to his service on our Board of Directors a deep understanding of our business derived from his leadership role in our founding and our subsequent growth, his long career in hospitality, and a particular knowledge and experience in strategic planning and leadership of complex organizations, hospitality businesses and board practices of other major corporations.
Jeff Flug has served on the Board of Directors of Shake Shack since January 2010. Mr. Flug has over 25 years of leadership and management experience primarily in the financial industry, as well as in the non-profit sector. After graduating from the University of Massachusetts/Amherst in 1984, with a BBA in Accounting, summa cum laude, Mr. Flug began his career as an accountant at PricewaterhouseCoopers where he attained his CPA in 1986. Mr. Flug attended Columbia Business School, where he received his MBA in Finance in 1988. In 1988, Mr. Flug joined Goldman, Sachs & Co., and ultimately served as a Managing Director and Head of Fixed Income Financial Futures and Options Sales. In 2000, Mr. Flug became the Head of North America Fixed Income Institutional Sales for JPMorgan Chase & Co. In 2006, Mr. Flug served as Chief Executive Officer and Executive Director for Millennium Promise, a not-for-profit organization whose mission is to end extreme poverty and malaria in Africa. Mr. Flug served as USHG’s Chief Financial Officer and Chief Operating Officer from December 2009 until January 2011, and as USHG’s President from January 2011 until his retirement from the company in June 2015. Mr. Flug currently serves as a board member of Pennant Park Investment Corporation and Pennant Park Floating Rate Capital Limited. Mr. Flug previously served as a member of the board of directors of USHG from 2009 until his retirement from the company in June 2015 and Sears Hometown & Outlet Stores and the Mountain School of Milton Academy, both from 2012 until 2015.
Key Skills and Experience: Mr. Flug brings to his service on our Board of Directors a broad-base of financial experience and particular knowledge and experience in strategic planning and leadership of complex organizations as well as risks facing public companies.
Lori George has served on the Board of Directors of Shake Shack since October 2022. Ms. George is the former Global Chief Diversity, Equity and Inclusion (“DEI”) Officer for The Coca-Cola Company (“TCCC”), a role in which she served from October 2018 until March 2022. In that role, Ms. George led TCCC’s DEI Center of Excellence, directed to enable a more engaged global workforce, mirror the markets served, and support a more inclusive culture to best position the employees of TCCC to drive growth. Prior to this role, Ms. George served as the Vice President of Community and Stakeholder Relations for TCCC’s North America Operating Unit from January 2018 through September 2018. Since 2002 when she joined TCCC, Ms. George served in a number of roles at TCCC relating to global issues communications, crisis management, stakeholder and community relations, shareowner affairs, social impact, and talent management. Prior to joining TCCC, Ms. George led her own public relations consultancy, LG Communications; was a vice president at Porter/Novelli, a leading public relations firm where she founded their Multicultural Communications and Alliance Building practices; and a senior public affairs specialist for the District of Columbia Government’s Office of Human Rights and Minority Business. Ms. George received her BA in public relations from Howard University and her MA in public communications from American University. In 2019, Ms. George completed a 13-month Executive Leadership Experience Program at Harvard Business School and in 2021, Ms. George is a graduate of Stanford University’s Graduate School of

Business Directors’ Consortium and Harvard Business School’s Executive Leadership Experience Program. Ms. George currently serves on the board of directors of the Coca-Cola Bottling Company UNITED, Inc. and the NAACP Foundation. Ms. George previously served as a member of the board of directors of Pioneer Natural Resources (NYSE: PXD).
Key Skills and Experience: Ms. George brings to her service on our Board of Directors experience in leadership, risk, growth and strategic planning in complex organizations and in developing and implementing breakthrough programs that meet organizational goals.
The Board of Directors recommends a vote FOR the election of each of the nominated directors.

CORPORATE GOVERNANCE
Composition of our Board of Directors
We are committed to maintaining strong corporate governance practices that promote the long-term interests of the Company and our stockholders and help strengthen the oversight function of our management and Board of Directors. Additional information about our corporate governance policies and practices, including our committee charters, Corporate Governance Guidelines, and our Code of Business Conduct and Ethics can be found on our website under the “Corporate Governance” tab. Additionally, for more information on our commitment to corporate social responsibility and stewardship and other key initiatives, please see our Stand For Something Good Summary, which is discussed in more detail below and posted on our website referenced above. Our website is not part of this Proxy Statement; references to our website address in this Proxy Statement are intended to be inactive textual references only.
The following table highlights some of our key corporate governance practices:
Corporate Governance Best Practices
☒ Highly engaged Board members with a wide range of relevant experience, qualifications, skills, tenure, perspectives and backgrounds	☒ Active stockholder engagement
☒ Quarterly review by the Nominating and Corporate Governance Committee of board structure, governance, and shareholder rights	☒ Balance of new and experienced directors
☒ All directors attended at least 75% of Board and relevant committee meetings	☒ Regular review and assessment of committee responsibilities and adequacy of committee charters
☒ New director orientation and continuing director education	☒ Separate Chairman and CEO
☒ Annual board and committee assessments	☒ Quarterly executive sessions of independent directors
☒ Lead Independent Director elected by the independent directors	☒ Independent Audit, Compensation and Nominating and Corporate Governance Committees with the annual review of committee composition and chairs
☒ Strategy and risk oversight by full Board and committees	☒ Code of Business Conduct and Ethics applicable to all of our employees and directors
☒ Anti-hedging, anti-short-sale and anti-pledging policies	☒ Stock ownership policies for our executive officers and directors
☒ CEO and executive succession planning oversight by the Compensation Committee	☒ Clawback policy for compensation erroneously paid
☒ Annual “Say on Pay” advisory vote	☒ Robust commitment to environmental responsibility
In accordance with our amended and restated certificate of incorporation and the second amended and restated bylaws, our Board of Directors is currently comprised of nine members and is divided into three classes with staggered three-year terms. As discussed in more detail above, the Board will be reduced to eight members with Mr. Silverman’s resignation from the Board effective May 1, 2026. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed by resolution of the Board of Directors. Vacancies on the Board of Directors can be filled by resolution of the Board of Directors. Daniel Meyer serves as the Chairman of our Board of Directors. We believe the following directors are independent as determined by the rules of the New York Stock Exchange: Sumaiya Balbale, Charles Chapman III, Jeff Flug, Lori George, Jeffrey Lawrence, Joshua Silverman, and Tristan Walker.
Daniel Meyer, Jeff Flug, and Lori George are the Class I directors and their terms will expire in 2028.
Robert Lynch, Joshua Silverman, and Tristan Walker are the Class II directors and their current terms expire in 2026. Mr. Silverman has announced his intention to step down from the Board effective May 1, 2026 and will not stand for re-election at the Annual Meeting.
Sumaiya Balbale, Charles Chapman III, and Jeffrey Lawrence are the Class III directors and their terms will expire in 2027.
When evaluating the designation of our directors into the appropriate class, our Board considers a variety of factors, including the experience and tenure of the directors in each respective class.
We believe that the division of our Board into three classes continues to be the appropriate structure for the Company. This structure, among other things:
•
Promotes stability and continuity, allowing our Board and management to remain focused on our long-term strategic objectives;

•
Enhances independence of our non-employee directors by decreasing potential pressures from special interest groups or others who may have motives or interests contrary to the creation of sustainable stockholder value; and

•
Allows for the development of institutional knowledge at the Board level, which we believe is important as we continue to grow and develop our business.

As noted above, the Nominating and Corporate Governance Committee reviews and considers on a quarterly basis whether our Board structure continues to align with the Company’s long-term strategic objectives, as well as reviews and considers other stockholder rights, all of which the Committee periodically reviews with the Board.
Leadership Structure of the Board of Directors
We have continued to separate the positions of Chairman of the Board and Chief Executive Officer. We believe this arrangement allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our bylaws and corporate governance guidelines, which do not require that our Chairman and Chief Executive Officer positions be separate, allow our Board to determine the board leadership structure that is appropriate for us at any given point in time, taking into account the dynamic demands of our business, our senior executive personnel, and other factors.
Lead Director
The Board of Directors created the position of lead director (“Lead Director”) to serve as the lead non-management director of the Board in 2021, after having reviewed the duties and authority of the previously named presiding director function. The Lead Director serves in such capacity on an annual basis consistent with the Board’s service year. The Lead Director receives (i) annual cash compensation equal to $17,500, payable in four equal installments of $4,375, following each of the four quarterly meetings of the Board and (ii) an annual equity award in the form of restricted stock units with an aggregate grant date fair value of $17,500, granted immediately following the annual meeting of stockholders, as additional compensation for such position. Mr. Flug was appointed Lead Director through the current director service year.

The Lead Director has the power and authority to: (i) preside at all meetings of non-management directors when they meet in executive session without management participation; (ii) set agendas, priorities and procedures for meetings of non-management directors meeting in executive session without management participation; (iii) report to the Board and senior management concerning those matters discussed in executive session without management participation that require further attention or for which decisions have been made; (iv) generally assist the Chairman of the Board and to serve as liaison between the Chairman and non-management directors; (v) add agenda items to the established agenda for meetings of the Board; (vi) request access to the Company’s management, employees and its independent advisers for purposes of discharging his or her duties and responsibilities as a director; and (vii) retain independent outside financial, legal or other advisors at any time, at the expense of the Company, on behalf of the Board or any committee or subcommittee of the Board.
Communications by Stockholders and Other Interested Parties with the Board of Directors
Stockholders and other interested parties may contact the Lead Director and the Secretary by sending regular mail to the Lead Director and the Secretary, Shake Shack Inc., 225 Varick Street, Suite 301, New York, New York 10014, Attention: Secretary, or by email at investor.shakeshack.com.
Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. We initially will receive and process communications before forwarding them to the addressee. We also may refer communications to other departments at the Company. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.
Board Committees
Our Board of Directors has three standing committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. Each of these Committees reports to the Board of Directors as appropriate, and as the Board of Directors may request. The composition, duties and responsibilities of these committees are described below. In the future, our Board of Directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Audit Committee
The Audit Committee operates under a written charter adopted by the Board of Directors. The charter contains a detailed description of the scope of the Audit Committee’s responsibilities and how they will be carried out. The Audit Committee’s charter is available on our website at investor.shakeshack.com, under “Governance Documents.” In accordance with its charter, the Audit Committee, among other responsibilities, (i) engages and oversees our independent registered public accounting firm; (ii) reviews and discusses with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC and the other financial information presented to our stockholders; (iii) reviews with our independent registered public accounting firm the scope and results of their audit; (iv) approves all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (v) reviews and monitors our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (vi) reviews our responsibilities with respect to risk assessment and risk management; (vii) establishes procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (viii) reviews risk assessments from management with respect to our information technology systems and procedures, including cybersecurity, and oversees our cybersecurity risk management processes; and (ix) reviews risk assessments from management with respect to our food safety and quality assurance practices, and oversees our food safety and quality assurance risk management processes.

Our Audit Committee currently consists of Sumaiya Balbale, Jeff Flug, Jeffrey Lawrence, and Joshua Silverman, with Mr. Lawrence serving as chair. As required by Rule 10A-3 of the Exchange Act and the New York Stock Exchange rules, each of Messrs. Flug, Lawrence, and Silverman and Ms. Balbale meets the definition of “independent director” for purposes of serving on an audit committee. In addition, the Board of Directors has determined that each of Messrs. Lawrence and Silverman qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Mr. Silverman has informed the Board of his intention to step down from the Board effective May 1, 2026 and Mr. Silverman will not stand to re-election as a Class II director at the Annual Meeting. Mr. Silverman will also step down as a member of the Board’s Audit Committee effective May 1, 2026.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors. The charter contains a detailed description of the scope of the Nominating and Corporate Governance Committee’s responsibilities and how they will be carried out. The Nominating and Corporate Governance Committee’s charter is available on our website at investor.shakeshack.com, under “Governance Documents.” The primary responsibilities of the Nominating and Corporate Governance Committee are to (i) identify individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors; (ii) develop and recommend to our Board of Directors a set of corporate governance guidelines and principles; (iii) oversee the evaluation of the Board of Directors; and (iv) review the overall adequacy and effectiveness of, and provide oversight with respect to the Company’s strategies, policies and practices relating to corporate governance, sustainability and social responsibility matters. Our Corporate Governance Guidelines include the membership criteria that apply to nominees recommended for a position on the Board of Directors.
Our Nominating and Corporate Governance Committee currently consists of Charles Chapman III, Lori George, Joshua Silverman, and Tristan Walker, with Ms. George serving as chair. As required by the New York Stock Exchange rules, each of Messrs. Chapman, Silverman and Walker and Ms. George meets the definition of “independent director” for purposes of serving on a nominating and corporate governance committee. Mr. Silverman has informed the Board of his intention to step down from the Board effective May 1, 2026 and Mr. Silverman will not stand for re-election as a Class II director at the Annual Meeting. Mr. Silverman will also step down as a member of the Board’s Nominating & Corporate Governance Committee effective May 1, 2026.
Compensation Committee
The Compensation Committee operates under a written charter adopted by the Board of Directors. The charter contains a detailed description of the scope of the Compensation Committee’s responsibilities and how they will be carried out. The Compensation Committee’s charter is available on our website at investor.shakeshack.com under “Governance Documents.” In accordance with its charter, the primary responsibilities of the Compensation Committee are to (i) review and approve the Company’s executive compensation strategy and in connection with such review, identify and approve the Company’s peer group companies and to establish appropriate targets, as well as the level and mix of compensation elements for executive compensation; (ii) review and approve the corporate goals and objectives with respect to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and determine the compensation of the Chief Executive Officer based upon that evaluation; (iii) review and set or make recommendations to the Board of Directors regarding the compensation of other executive officers; (iv) review and make recommendations to the Board of Directors regarding director compensation; (v) review and approve or make recommendations to the Board of Directors regarding the Company’s incentive compensation and equity-based plans and arrangements; (vi) ensure an appropriate management development and succession strategy with respect to the Chief Executive Officer, the other executive officers, and senior management; and (vii) review risk assessments from management with respect to the Company’s people practices, including without limitation, recruiting and retention, culture and labor.

Our Compensation Committee currently consists of Sumaiya Balbale, Charles Chapman III, Jeff Flug, and Lori George, with Ms. Balbale serving as chair. As required by New York Stock Exchange rules, each of Messrs. Chapman and Flug and Mses. Balbale and George meets the definition of “independent director” for purposes of serving on a compensation committee.
Risk Oversight
Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy and the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
Our Board of Directors does not have a standing risk management committee, but rather we administer this oversight function directly through our Board of Directors as a whole. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, our Nominating and Corporate Governance Committee is responsible for the oversight of risks associated with our strategies, policies and practices relating to corporate governance, sustainability and social responsibility matters, and our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage unnecessary risk-taking. Our Audit Committee also oversees the performance of our internal audit function and considers and approves or disapproves any related-party transactions. Additionally, our Audit Committee oversees cybersecurity risk as part of its responsibilities for the Company’s risk management approach and structure. The Audit Committee receives quarterly reports from management, including the Director of Information Security who is responsible for leading our governance on information security. The Audit Committee then reports to the Board regarding its activities related to cybersecurity, data privacy and other information technology risks.
In addition, our management has created a Risk Management Oversight Committee, which is responsible for monitoring the Company’s risk environment and providing direction for the activities that are anticipated to mitigate, to an acceptable level, the risks that may adversely affect the Company’s ability to achieve its goals. The Risk Management Oversight Committee facilitates and monitors the implementation of effective risk mitigation steps taken by all Company leaders and assists risk owners in defining target risk exposure and reporting adequate risk-related information throughout the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. We have also established a business use policy for artificial intelligence to safeguard the Company and enhance our systems.
Risk Considerations in our Compensation Program
We conducted an assessment of our compensation policies and practices for our employees and concluded that these policies and practices are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation program and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to stockholders. The combination of performance measures for annual bonuses and the equity compensation programs for executive officers, as well as the multi-year vesting schedules for equity awards, encourage employees to maintain both a short- and long-term view with respect to Company performance.
Code of Ethics
We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, investor.shakeshack.com. In addition, we intend to post on our website all disclosures that are required by law or the New York Stock Exchange listing standards concerning any amendments to, or waivers from, any provision of the code.
Director Recommendations
The Nominating and Corporate Governance Committee, in recommending director candidates, and the Board, in nominating director candidates, will evaluate candidates in accordance with the qualification standards set forth in our Corporate Governance Guidelines, available on our website, investor.shakeshack.com. The Nominating and Corporate Governance Committee and the Board may also consider the additional selection criteria listed in the Corporate Governance Guidelines. These qualification standards and additional selection criteria are summarized below.
Director Qualification Standards
The Nominating and Corporate Governance Committee, in recommending director candidates for election to the Board, and the Board, in nominating director candidates, considers candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments.
Additional Selection Criteria
The Nominating and Corporate Governance Committee and the Board may also consider the following criteria as well as any other factor that they deem to be relevant:
•
Experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•
Experience as a board member of another publicly held company;

•
Experience as an executive of a publicly held retail restaurant company;

•
Professional and academic experience relevant to the Company’s industry;

•
Diversity of skill sets, experiences, backgrounds, and perspectives;

•
Strength of the candidate’s leadership skills;

•
Experience in finance and accounting and/or executive compensation practices;

•
Experience in successfully scaled technology business(es);

•
Availability for preparation, participation and attendance at Board meetings and committee meetings;

•
Appreciation/understanding of the values of Daniel Meyer’s vision of “Enlightened Hospitality”/culture/brand strength;

•
International business experience, in particular with respect to franchising or licensing;

•
Understanding of technologies pertinent to the Company’s business;

•
Experience with raising and deploying capital; and

•
Experience in addressing sustainability priorities.

In addition, the Board considers whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits.
The Board also monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

The Company seeks to achieve a mix of Board members that represent a diversity of skill sets, experiences, backgrounds, and perspectives, along with the qualifications set forth above. Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a consideration in the director nomination process.
Stockholder Recommendations
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner it considers other candidates, but it has no obligation to recommend such candidates. A stockholder that wants to recommend a candidate for election to the Board of Directors should send a recommendation in writing to Shake Shack Inc., c/o Corporate Secretary, 225 Varick Street, Suite 301, New York, New York 10014. Such recommendation should describe the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director.
Stockholders may also nominate directors at an annual meeting by adhering to the advance notice procedure described under “Stockholder Proposals” elsewhere in this Proxy Statement.
Prohibitions on Insider Trading and Hedging Transactions
We have adopted an Insider Trading Policy which prohibits the purchase, sale, and other transactions with respect to our equity securities or derivatives by any director, officer and employee that may be in possession of material and non-public information relating to the Company. The Insider Trading Policy provides guidance as to what constitutes material information and when information becomes public. The Insider Trading Policy addresses transactions by family members and under Company plans, as well as other transactions which may be prohibited. The policy discusses the consequences of an insider trading violation, additional trading restrictions and certain reporting requirements applicable to directors, officers and designated key employees. The policy also contains guidelines and requirements related to the establishment of Rule 10b5-1 trading plans. Our Insider Trading Policy is available on our website at investor.shakeshack.com, under “Governance Documents,” and as an exhibit to our Annual Report on Form 10-K filed with the SEC. We have also implemented related processes applicable to the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and the NYSE’s listing standards.
Our Insider Trading Policy also precludes all of the Company’s employees, including our named executive officers, along with our directors, from engaging in hedging transactions involving the Company’s equity securities, including short selling, buying exchange-traded put options or call options associated with our stock, transactions relating to zero-cost collars, forward sales contracts, purchases of the Company’s securities on margin, and pledging the Company’s securities as collateral to secure loans. We aim to restrict these transactions because they could serve to “hedge” the risk of owning our stock and otherwise can be highly speculative transactions with respect to our stock.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Director Compensation
The Compensation Committee periodically reviews the director compensation program and its competitiveness relative to the compensation peer group as well as other industry peers.

Our non-employee director compensation policy awards each non-employee director a combination of cash and restricted stock units in consideration for his or her service on our Board of Directors as follows: (A) (1) annual cash compensation equal to $60,000, payable in four equal installments following each of the Board’s quarterly meetings, (2) for the chairperson of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, additional annual cash compensation equal to $10,000, $7,500, and $7,500, respectively, payable in four equal installments following each of the Board’s quarterly meetings, and (3) for the Lead Director, $17,500, payable in four equal installments following each of the Board’s quarterly meetings; and (B) (1) an annual equity award in the form of restricted stock units with an aggregate grant date fair value of $125,000 granted immediately following the annual meeting of stockholders, (2) for the chairperson of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, an additional annual equity award in the form of restricted stock units with an aggregate grant date fair value of $10,000, $7,500, and $7,500, respectively, granted immediately following the annual meeting of stockholders, and (3) for the Lead Director, an additional annual equity award in the form of restricted stock units with an aggregate grant date fair value of $17,500, granted immediately following the annual meeting of stockholders. With respect to the annual cash compensation, each director may elect to receive all, 75%, or 50% of his or her annual cash compensation in the form of additional restricted stock units. In 2024, we adopted an amended and restated non-employee director compensation policy which includes the option for non-employee directors to defer the settlement of restricted stock units granted in 2025 and thereafter until a specified number of years after the settlement would have otherwise occurred or until the non-employee director’s retirement from our Board.
The terms of each such annual equity award described above is set forth in a written award agreement between the applicable non-employee director and us, which provides for vesting after one year of continued service as a director, subject to acceleration upon a change of control.
The non-employee director compensation policy may be further amended, modified or terminated by our Board of Directors at any time in its sole discretion.
In addition to the non-employee director compensation policy, the Board approved revisions to the ownership guidelines in the Company’s director stock ownership policy in 2024 to require non-employee directors to hold shares of our Class A common stock and/or LLC Interests with a value equal to or in excess of five times the annual cash compensation payable for Board service. Non-employee directors have a period of five years from the effective date of the policy, or for newly elected directors, five years from the date of their appointment, to achieve the required stock ownership.
The following table sets forth the cash compensation and equity grant for each of our non-employee directors in fiscal 2025. The awards below were made in accordance with the above compensation amounts.
Name	Fees paid in cash ($)(1)	Restricted Stock Units ($)(2)(3)	Total ($)
Daniel Meyer	-	185,093	185,093
Sumaiya Balbale	17,500	200,073	217,573
Charles Chapman III	-	185,093	185,093
Anna Fieler	30,625	-	30,625
Jeff Flug	80,000	142,565	222,565
Lori George	67,500	132,536	200,036
Jeffrey Lawrence	-	205,024	205,024
Joshua Silverman	15,625	185,093	200,718
Tristan Walker	60,625	125,046	185,671

(1)
In fiscal 2025, nine non-employee directors received cash compensation under the non-employee director compensation policy. The fiscal year 2025 includes one quarter of the Board service year that commenced in 2024 and three quarters of the Board service year that commenced in 2025. For the service year that began in 2024, Ms. Fieler received cash compensation in respect to her Board service that ended in 2025. For the service year that began in 2025, Messrs. Meyer, Chapman, Lawrence, Silverman and Ms. Balbale elected to receive their cash compensation in the form of equity compensation.
(2)
In fiscal 2025, each non-employee director was awarded equity compensation under the non-employee director compensation policy. Fiscal 2025 awards were granted to Board members as of the date of the 2025 annual meeting held on June 4, 2025.

(3)
As of December 31, 2025, the following non-employee directors held unvested restricted stock units as follows: Mr. Meyer - 1,458; Ms. Balbale - 1,576; Mr. Chapman - 1,458; Mr. Flug - 1,123; Ms. George - 1,044; Mr. Lawrence - 1,615; Mr. Silverman - 1,458; and Mr. Walker - 985. Ms. Fieler, who resigned from the Board as of June 4, 2025, had no remaining unvested equity as of December 31, 2025.

Board and Annual Meetings
During fiscal 2025, the Board of Directors held four meetings, and each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee held four meetings. Each of our directors attended at least 75% of the meetings of the Board of Directors and meetings held by any of the committees of the Board on which such director served.
The Company’s directors are expected to attend our Annual Meeting pursuant to our mandatory attendance policy. All of the Company’s directors at the time of the Company’s 2025 annual meeting attended such meeting.
Stand For Something Good Summary
Our purpose is to Stand For Something Good® in all aspects of our business. Stand For Something Good is a call to action for all of our stakeholders—our team, guests, communities, suppliers and investors—and we actively invite them all to share in this philosophy with us. This commitment drives our integration into the local communities in which we operate and fosters a deep and lasting connection with our guests. Our Stand For Something Good Summary is available on our website at investor.shakeshack.com, under “Governance Documents.”

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Ernst & Young LLP (“EY”) to be the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2026, and recommends that the stockholders vote for ratification of such appointment. EY has been engaged as our independent registered public accounting firm since September 9, 2014. As a matter of good corporate governance, the Audit Committee has requested the Board of Directors to submit the selection of EY as the Company’s independent registered public accounting firm for fiscal 2026 to stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of EY to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.
Audit and Related Fees
The following table sets forth the aggregate fees for various professional services rendered by EY:
	2025	2024
Audit Fees(1)	$1,705,682	$1,622,068
Audit Related Fees(2)	19,500	58,050
Total Fees	$1,725,182	$1,680,118

(1)
Consists of fees for professional services rendered for the audits of the Company’s consolidated financial statements included in its Annual Reports on Form 10-K for fiscal years 2025 and 2024 and for the review of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q for fiscal years 2025 and 2024.

(2)
Fiscal 2025 consists of fees for audit-related services provided in connection with the Company’s Hawaii franchise disclosure document and related auditor consent. Fiscal 2024 consists of fees related to review procedures performed on Forms S-3, S-8 and various system implementations.

Pre-Approval Policy
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by EY. These services may include audit services, audit-related services, tax services and all other services. Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee or require the specific pre-approval of the Audit Committee. Unless a type of service has received general pre-approval, it will require specific pre-approval if it is to be provided by EY.
All of the services described above were approved by the Audit Committee.
The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP.

PROPOSAL NO. 3 - APPROVE (ON AN ADVISORY BASIS) COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT
As required by Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement, including in the section entitled “Compensation Discussion and Analysis,” the compensation tables and other executive compensation disclosures. The advisory stockholder vote to approve NEO compensation is often referred to as the “say-on-pay vote.”
The Compensation Committee believes that compensation of our executive officers in fiscal 2025 met the objectives of our program which were to foster long-term business success using a pay-for-performance philosophy intended to encourage performance and growth and to align the executive officers’ interests with those of our stockholders.
Stockholders are being asked to vote on the following resolution:
RESOLVED, that the stockholders approve the compensation of Shake Shack’s executive officers named in the Summary Compensation Table, as disclosed in Shake Shack’s Proxy Statement dated April 29, 2026, including the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.
Although this say-on-pay vote proposal is advisory and not binding, the Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to our executive officers, will carefully consider the stockholder vote on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions. In each case, the Compensation Committee will seek to understand the concerns that influenced the vote and address them in making future decisions affecting our executive compensation program.
Please refer to the sections of this Proxy Statement entitled “Compensation Discussion and Analysis” and “Fiscal 2025 Compensation Tables” for a detailed discussion of our executive compensation principles and practices, the fiscal 2025 compensation of our NEOs, and changes implemented in our program for fiscal 2025.
We urge you to read these sections of the Proxy Statement and the related compensation tables closely in determining how to vote on this matter.
The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information about the beneficial ownership of our Class A common stock and Class B common stock, as of the Record Date, for:
•
each person known by us to beneficially own more than 5% of our outstanding Class A common stock or Class B common stock, based solely on our review of filings with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act;

•
each of our directors and NEOs; and

•
all of our directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC under which beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of the Record Date, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. However, in computing the number of shares of Class A common stock beneficially owned by an individual or entity, we do not include LLC Interests, which are exchangeable into Class A common stock, held by such individual or entity because the voting rights represented by the LLC Interests are reflected in the shares of Class B common stock reported for such individual or entity. Unless otherwise indicated, the address of all listed stockholders is c/o Shake Shack Inc., 225 Varick Street, Suite 301, New York, New York 10014. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
	Shares of Class A Common Stock Beneficially Owned		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power(1)
	Number	Percentage	Number	Percentage
Named Executive Officers and Directors
Daniel Meyer(2)	1,625,520	4.0%	1,861,057	76.6%	8.1%
Robert Lynch(3)	23,969	*	—	*	*
Katherine Fogertey	17,955	*	—	*	*
Stephanie Sentell	453	*	—	*	*
Sumaiya Balbale(4)	9,339	*	—	*	*
Charles Chapman III(5)	4,425	*	—	*	*
Anna Fieler(6)	7,980	*	—	*	*
Jeff Flug(7)	4,470	*	—	*	*
Lori George	2,476	*	—	*	*
Jeffrey Lawrence	3,174	*	—	*	*
Joshua Silverman(8)	11,105	*	—	*	*
Tristan Walker	4,756	*	—	*	*
All directors and executive officers as a group (twelve persons)	1,698,186	4.2%	1,861,057	76.6%	8.3%
Other 5% Stockholders
BlackRock, Inc.(9)	5,747,239	14.2%	—	—%	13.4%
Wellington Management Group LLP(10)	2,146,218	5.3%	—	—%	5.0%

*
Represents beneficial ownership of less than 1%.

(1)
Includes the voting power of each owner based on the voting power held through both the owner’s Class A common stock and Class B common stock. Represents percentage of voting power of the Class A common stock and Class B common stock of Shake Shack voting together as a single class.

(2)
Includes: (i) 346,412 shares of Class A common stock held by the Investment Trust, of which Mr. Meyer is the grantor, trustee and beneficiary, (ii) 1,861,057 shares of Class B common stock held by the Gift Trust, of which Mr. Meyer’s spouse is a trustee and beneficiary, and (iii) 1,279,107 shares of Class A common stock held by the Gift Trust. Mr. Meyer disclaims beneficial ownership of all of the shares held by the Gift Trust.

(3)
Includes 12,886 shares of Class A common stock that Mr. Lynch will have the right to acquire within 60 days of the Record Date through the vesting of restricted stock units.

(4)
Includes 1,576 shares of Class A common stock that Ms. Balbale will have the right to acquire within 60 days of the Record Date through the vesting of restricted stock units.

(5)
Includes 1,458 shares of Class A common stock that Mr. Chapman will have the right to acquire within 60 days of the Record Date through the vesting of restricted stock units.

(6)
Based on the Form 4 filed on June 14, 2024, Ms. Fieler, beneficially owns 7,980 shares of Class A common stock.

(7)
Includes 1,123 shares of Class A common stock that Mr. Flug will have the right to acquire within 60 days of the Record Date through the vesting of restricted stock units.

(8)
Includes (i) 1,108 shares of Class A common stock that Mr. Silverman has the right to acquire through the exercise of stock options, and (ii) 1,458 shares of Class A common stock that Mr. Silverman will have the right to acquire within 60 days of the Record Date through the vesting of restricted stock units.

(9)
Based on a Schedule 13G filed by BlackRock, Inc. on April 30, 2025. According to the Schedule 13G, BlackRock, Inc. has sole voting power, shared voting power, sole dispositive power and shared dispositive power over 5,703,846 shares, 0 shares, 5,747,239 shares, and 0 shares, respectively, of Class A common stock. The principal business office of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(10)
Based on a Schedule 13G filed by Wellington Management Group LLP on February 10, 2026. According to the Schedule 13G, Wellington Management Group LLP has sole voting power, shared voting power, sole dispositive power and shared dispositive power over 0 shares, 2,146,218 shares, 0 shares, and 2,998,240 shares, respectively, of Class A common stock. The principal business office of Wellington Management Group LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Executive Officers
The following table sets forth information regarding the executive officers of the Company as of the Record Date:
Name	Age	Position
Robert Lynch	49	Chief Executive Officer and Director
Stephanie Sentell	47	Chief Operations Officer
Peter Herpich	56	Interim Principal Financial Officer and Corporate Controller
Robert Lynch - please see “Proposal No. 1—Election of Directors—Incumbent and Continuing Directors” for Mr. Lynch’s biography.
Stephanie Sentell has served as Shake Shack’s Chief Operations Officer since July 1, 2024. Prior to joining Shake Shack, Ms. Sentell served as SVP of Company Operations at Inspire Brands. Before that, Ms. Sentell was SVP Restaurant Operations & Innovation at Inspire Brands from June 2020 until April 2023. Ms. Sentell previously served as SVP of Restaurant Excellence of Arby’s Restaurant Group, Inc. from January 2018 until 2020 and prior to that served as SVP Product Development and Menu Delivery from November 2016 until February 2018. Prior to joining Arby’s and Inspire Brands, Ms. Sentell spent over 11 years at Dairy Queen as the Director of Marketing and a franchise owner. Ms. Sentell is a graduate of the University of Wisconsin at River Falls, where she obtained her A.S. in Marketing Communications.
Peter Herpich has served as the Company’s Corporate Controller since joining the Company in May 2023, and on February 23, 2026, was designated as the Company’s principal financial officer on an interim basis while a search for a new Chief Financial Officer is undertaken. Prior to joining the Company, Mr. Herpich spent two years at Casper Inc., where he served as Vice President, Global Controller, and prior to that, Mr. Herpich spent 25 years at Barnes & Noble, Inc., where he most recently served as Vice President, Corporate Controller and principal accounting officer. Mr. Herpich is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS
This section provides a detailed description of our compensation philosophy and practices; our compensation-setting process; our executive compensation program components; and the rationale for compensation decisions made in 2025 with respect to our NEOs. For the fiscal year ended December 31, 2025, our NEOs were:
NEO	Title
Robert Lynch	Chief Executive Officer (effective May 20, 2024)
Katherine Fogertey	Former Chief Financial Officer (stepped down effective November 25, 2025 and transitioned to a Senior Advisor role through March 4, 2026)
Stephanie Sentell	Chief Operations Officer
Following Ms. Fogertey’s resignation as Chief Financial Officer effective November 25, 2025, she served as Senior Advisor through March 4, 2026. On February 23, 2026, our Corporate Controller, Peter Herpich, was designated interim principal financial officer while we conduct a search for a permanent Chief Financial Officer.
Executive Summary
2025 was a year of strong execution and disciplined growth that demonstrated our focus on the right strategic priorities. Despite an uncertain macroeconomic environment, our team delivered solid financial results, expanded our footprint with our largest class yet, and made important strides in improving our unit economics.
Please refer to our fiscal 2025 Annual Report on Form 10-K for a discussion of our business, operations and development, including our new Shack openings, and financial statements, as well as a discussion of our human capital management.
Financial Highlights
•
Total revenue for fiscal year 2025 increased 15.4% to $1,445.3 million versus the prior year.

•
Shack sales for fiscal year 2025 increased 15.2% to $1,391.2 million versus the prior year.

•
Same-Shack sales(1) increased 2.3%, for fiscal year 2025 versus the prior year.

•
Licensing revenue for fiscal year 2025 increased 20.2% to $54.1 million versus the prior year.

•
System-wide sales(2) increased 15.9% to $2,228.8 million, versus the prior year.

•
Operating income for fiscal year 2025 was $62.5 million compared to $3.0 million versus the same period last year.

•
Restaurant-level profit(3), a non-GAAP measure, was $314.5 million, or 22.6% of Shack sales for fiscal year 2025.

•
Net income was $49.7 million for fiscal year 2025 compared to $10.8 million for the same period last year.

•
Adjusted EBITDA(4), a non-GAAP measure, was $209.9 million for fiscal year 2025, compared to $175.6 million for the same period last year.

•
Net income attributable to Shake Shack Inc.   was $45.7 million, or earnings of $1.09 per diluted share for fiscal year 2025, compared to $10.2 million, or earnings of $0.24 per diluted share for the same period last year.

•
Adjusted pro forma net income(5), a non-GAAP measure, was $58.3 million, or earnings of $1.32 per fully exchanged and diluted share for fiscal year 2025, compared to $40.5 million, or earnings of $0.92 per fully exchanged and diluted share, for the same period last year.

•
Opened 45 new Company-operated Shacks and 40 new licensed Shacks.

(1) Same-Shack sales represents Shack sales for the comparable Shack base, which is defined as the number of domestic Company-operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shacks were temporarily closed, the comparative period was also adjusted.
(2) System-wide sales is an operating measure and consists of sales from Company-operated Shacks and licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees.
(3) Restaurant-level profit is defined as Shack sales less Shack-level operating expenses which include Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses. Please refer to the “Non-GAAP Financial Measures” section on pages 55–59 of our Annual Report on Form 10-K filed on February 26, 2026 for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.
(4) Adjusted EBITDA is defined as Net income (loss) before Interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense and excluding equity-based compensation expense, Impairments, loss on disposal of assets and Shack closures, amortization of cloud-based software implementation costs, as well as certain non-recurring items that we do not believe directly reflect our core operations and may not be indicative of our recurring business operations. Please refer to the “Non-GAAP Financial Measures” section on pages 55–59 of our Annual Report on Form 10-K filed on February 26, 2026 for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.
(5) Adjusted pro forma net income (loss) represents Net income (loss) attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests for shares of Class A common stock, adjusted for certain non-recurring items that we do not believe are directly related to our core operations and may not be indicative of our recurring business operations. Adjusted pro forma earnings (loss) per fully exchanged and diluted share is calculated by dividing adjusted pro forma net income (loss) by the weighted average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC Interests, after giving effect to the dilutive effect of outstanding equity-based awards. Please refer to the “Non-GAAP Financial Measures” section on pages 55–59 of our Annual Report on Form 10-K filed on February 26, 2026 for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.
Say-on-Pay and Stockholder Engagement
At our 2025 Annual Meeting, we asked our stockholders to vote to approve, on an advisory basis, the compensation of our NEOs. Our stockholders overwhelmingly approved the compensation paid to our NEOs, with over 95% of votes cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation policies. The Board and the Compensation Committee will consider the future stockholder advisory votes of our stockholders, including the vote that will take place at the 2026 Annual Meeting, when we make compensation decisions for our NEOs in the future. Consistent with the recommendation of our stockholders at our 2024 annual meeting, the Company’s Board of Directors determined that the Company will hold non-binding advisory votes to approve the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of future advisory votes for the compensation of the Company’s named executive officers.
Executive Compensation Practices—Governance
Below are our current practices and policies that guide our executive compensation program. We believe the following items promote good corporate governance and are in the best interests of our stockholders and NEOs:
•
Our Compensation Committee is comprised of fully-independent directors;

•
We cap short-term cash incentive award payouts to mitigate risk;

•
We maintain stock ownership guidelines for our Directors and NEOs;

•
We do not provide significant perquisites;

•
We prohibit hedging, short sales, and pledging of Company stock; and

•
We hold an annual say-on-pay vote.

What Guides Our Program
Compensation Philosophy and Objectives
Our executive talent and executive compensation philosophy enables us to attract well-qualified executives and to motivate and reward them for business results and leadership behaviors that drive our business strategy. We are committed to a pay-for-performance culture that includes high standards of ethical behavior and corporate governance.
The objective of our executive compensation program is to attract, retain, and motivate individuals who are committed to our purpose, Stand For Something Good. We believe that competitive executive compensation packages that consist of both fixed and variable pay in the form of base salaries, short-term cash incentive opportunities, and long-term equity incentives that vest over a multi-year period enable us to achieve those objectives and align the compensation of our executive officers with our performance and long-term value creation for our stockholders.
Elements of Compensation
Our compensation philosophy is supported by the following principal elements of pay:
Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provides a competitive fixed rate of pay relative to similar positions in the market, and enables the Company to attract and retain critical executive talent
Short-Term Cash Incentive	Cash (Variable)	Focuses executives on achieving annual financial targets that drive stockholder value
Long-Term Incentives	Mix of Equity (Variable)	Provides incentives for executives to execute on longer-term financial/strategic growth targets that drive stockholder value and support the Company’s leadership retention objectives
How We Make Compensation Decisions
The Compensation Committee oversees the executive compensation program of our NEOs and is made up of independent, non-employee directors of the Board. The Compensation Committee works very closely with management to evaluate the effectiveness of the Company’s executive compensation program throughout the year. The Committee’s specific responsibilities are set forth in its charter, which can be found on the Company’s website at investor.shakeshack.com, under “Governance Documents.”
Role of the Compensation Committee
The Compensation Committee makes all final compensation and equity award decisions regarding our NEOs. In setting compensation for our NEOs, the Compensation Committee considers the relative amount of compensation that is delivered on a short-term and long-term basis and in the form of cash and equity. The combination of performance measures for short-term cash incentives and the equity compensation programs for executive officers, as well as the multi-year vesting schedules for equity awards, encourage executives to maintain both a short-term and a long-term view with respect to Company performance. The compensation arrangement for each of our NEOs is intended to encourage performance and growth and to align the NEOs’ interests with those of our stockholders. The Compensation Committee’s primary responsibilities include:

•
Reviewing and approving incentive plans and performance objectives;

•
Assessing each NEO’s performance relative to these targets and objectives;

•
Evaluating the competitiveness of each NEO’s total compensation package;

•
Approving changes to a NEO’s compensation package, including base salary, and short-term and long-term incentive opportunities; and

•
Designing executive compensation plans and programs.

Role of the CEO
Our CEO plays a significant role in reviewing the performance of our executive officers (other than his own) and making compensation recommendations to the Compensation Committee. The CEO’s responsibilities include:
•
Reviewing the performance of other executive officers and making recommendations with respect to their compensation to the Compensation Committee; and

•
Working closely with members of senior management to provide input to the Compensation Committee on performance targets and compensation and benefit program design and development.

The CEO does not participate in the deliberations of the Compensation Committee regarding his own compensation. Independent members of the Board make all final determinations regarding CEO compensation.
Role of Independent Compensation Consultant
The Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyer”) to serve as its independent compensation consultant for 2025. The Compensation Committee selected Pearl Meyer following a competitive review process that considered, among other factors, independence, experience with peer companies, and expertise in executive compensation. Pearl Meyer’s responsibilities include, but are not limited to, providing compensation market data, advising on trends and developments in executive compensation, periodically reviewing the design of the executive compensation program, providing independent analysis of CEO compensation, and providing advice to the Compensation Committee. Pearl Meyer attends Compensation Committee meetings and, on occasion, obtains information and input from management to ensure that its recommendations are consistent with the Company’s strategy and culture. The Company does not engage Pearl Meyer for any other unrelated consulting or services. The Compensation Committee has the sole authority to hire and terminate the independent compensation consultant.
Competitive Positioning
The Company competes with business entities across multiple industries for executive-level talent. To this end, the Compensation Committee periodically evaluates industry-specific and general market compensation practices and trends to ensure that our program and NEO pay opportunities remain competitive. The Compensation Committee compares compensation components offered by the Company to those offered by a peer group of publicly traded companies (the “Peer Group”) for comparable executive positions. The companies comprising the Peer Group were selected based on the following considerations:
•
Business dynamics;

•
Geographic dispersion;

•
Workforce dynamics; and

•
Brand equity and company culture.

In 2024, the Compensation Committee approved the Peer Group used to inform the 2025 compensation decisions. The following 13 companies were selected because they are of similar size and scope based on measures of current and projected total revenues, enterprise values, market capitalization, brand equity and industry and operating alignment.
2025 Peer Group
Bloomin Brands, Inc.	Papa John’s International, Inc.
Brinker International, Inc.	Sweetgreen, Inc.
CAVA Group, Inc.	Texas Roadhouse, Inc.
Domino’s Pizza, Inc.	The Cheesecake Factory Inc.
Dutch Bros Inc.	The Wendy’s Company
First Watch Restaurant Group, Inc.	Wingstop Inc.
Jack in the Box Inc.
Peer Data ($M)(1)
	Total Revenue	Enterprise Value	Market Cap
Median	$2,054	$4,450	$2,510
SHAK	$1,445	$3,760	$3,270
Estimated Percentile Rank of SHAK within Peer Group	45th	64th	73rd

(1)
Total Revenue, Enterprise Value and Market Cap are as of 12/31/2025 or most recent fiscal year ending in 2025.

Competitive compensation data is one of several factors that the Compensation Committee takes into account when making its decisions with respect to the compensation of our NEOs. For purposes of gauging market position, the Compensation Committee reviews data provided by its independent compensation consultant, Pearl Meyer, as well as data obtained from publicly available information such as the proxy statements of publicly traded companies, compensation survey data and other published reports on executive compensation, and the expertise of the Compensation Committee with regard to the market for executive-level positions.
We believe that market data should be interpreted within the context of other important factors and should not solely be relied upon in setting the target pay levels of our NEOs. As a result, the Compensation Committee also reviews a variety of other factors including individual performance, competencies, skills, future potential, prior experience, scope of responsibility and accountability within the organization.
2025 Executive Compensation Program in Detail
Base Salary
We provide competitive base salaries to our NEOs to compensate them for services rendered to the Company. Base salaries provide a fixed component of compensation reflecting the executive’s skills, expertise, leadership contributions and day-to-day performance.
NEO	2024 Base Pay	2025 Base Pay	% Change
Robert Lynch	$1,000,000	$1,000,000	—%
Katherine Fogertey	$600,000	$618,000	3%
Stephanie Sentell	$550,000	$577,500	5%
Note: This table represents annualized amounts for Mr. Lynch and Mses. Fogertey and Sentell as of the end of fiscal 2025.
Short-Term Cash Incentive Plan Design
The NEOs are entitled to receive short-term performance-based cash bonuses, the amount of which is based on satisfaction of Company objectives that are approved by the Board of Directors.

Cash incentives reward both the achievement of short-term financial targets, as well as the execution of activities to advance our strategic priorities, which support near-term financial performance and long-term strategic objectives. Target short-term incentive opportunities are expressed as a percentage of base salary, earned during the applicable performance period and are based on the individual NEO’s level of responsibility and ability to impact the business results.
Below are the annualized threshold, target and maximum award levels approved by the Compensation Committee for 2025, which were unchanged from 2024, as set forth below.
		Target Cash Award Opportunity (as % of Base Salary)
		2024		2025
NEO	Threshold	Target	Maximum	Target	Maximum
Robert Lynch	—%	150%	300%	150%	300%
Katherine Fogertey	—%	100%	200%	100%	200%
Stephanie Sentell	—%	75%	150%	75%	150%
2025 Short-Term Cash Incentive Plan Performance Metrics
The Compensation Committee approved Adjusted EBITDA, same-Shack sales, and Restaurant-level profit margin to be the performance metrics for the 2025 Short-Term Cash Incentive Plan to be measured on an annual basis.
Performance Metrics	2025 Weighting
Annual Adjusted EBITDA(1)	50%
Annual Same-Shack Sales(2)	25%
Annual Restaurant-Level Profit Margin(3)	25%

(1)
For purposes of the Short-Term Cash Incentive Plan, the Company defines Adjusted EBITDA as net income before (A) interest expense, (B) income tax expense or benefit, (C) depreciation expense and (D) amortization expense, and excluding certain non-cash and other items not considered in the Company’s evaluation of ongoing operating performance, including equity-based compensation expense, deferred lease costs, Impairments, loss on disposal of assets, and Shack closures, amortization of cloud-based software implementation costs and certain non-recurring charges. Adjusted EBITDA performance (both budget and actual performance) excludes bonuses.

(2)
For purposes of the Short-Term Cash Incentive Plan, the Company defines same-Shack sales as Shack sales for the comparable Shack base, which is defined as the number of Company-operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shack were temporarily closed, the comparative period is adjusted. Shack sales is defined as the aggregate sales of food, beverages, and Shake Shack branded merchandise at Company-operated Shacks and gift card breakage income. To measure performance on this metric, we calculate the weighted-average of each fiscal month’s same-Shack Sales percentage throughout the measurement period weighted for the number of weeks in each fiscal month, with the exception of periods with a 53rd week as the 53rd week is excluded from same-Shack Sales calculations.

(3)
For purposes of the Short-Term Cash Incentive Plan, the Company defines Restaurant-level profit margin as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales. To measure performance on this metric, we measure the cumulative Restaurant-level profit dollars generated over the measurement period divided by the cumulative Shack sales generated over the measurement period.

2025 Short-Term Cash Incentive Plan Payout
The Short-Term Cash Incentive Plan payout is determined by the achievement of the performance metrics approved by the Board of Directors. The table below summarizes the annualized threshold, target, and maximum performance achievement levels and the respective payout results for fiscal 2025.

	Performance Achievement Opportunity
Financial Performance Metric	Threshold	Target	Maximum
Annual Adjusted EBITDA	90%	100%	120%
Annual Same-Shack Sales	24%	100%	218%
Annual Restaurant-Level Profit Margin	91%	100%	112%
	Annual
Financial Performance Metric	Performance Target	Actual Performance Achievement	Actual Achievement as % of Target
Annual Adjusted EBITDA	$229,892,298	$220,948,591	96.1%
Annual Same-Shack Sales	4.0%	2.3%	57.5%
Annual Restaurant-Level Profit Margin	22.5%	22.6%	100.4%
Note: If performance is achieved at a level between the threshold and target or between target and maximum, the payout level is determined through straight-line interpolation.
The total amounts of the short-term cash incentives paid to each NEO for fiscal 2025 performance are shown in the table below:
NEO	Target Annual Award (% of Base Salary)	Target Annual Incentive Value ($)	Actual Achievement (% of Target)	Total Award Payout Value ($)
Robert Lynch	150%	$1,500,000	67.5%	$1,011,750
Katherine Fogertey	100%	$615,283	67.5%	$415,008
Stephanie Sentell	75%	$430,012	67.5%	$290,043
Note: Target annual incentive value is calculated as a percentage of base salary and is prorated to reflect any changes in base salary during the year.
2026 Short-Term Incentive Plan Design
The Compensation Committee approved Adjusted EBITDA, same-Shack sales, and Restaurant-level profit margin to be the performance metrics for the 2026 Short-Term Cash Incentive Plan to be measured on an annual basis and which will be weighted 50%, 25%, and 25%, respectively.
Long-Term Incentive Plan Design
We provide our NEOs with long-term incentive awards under our 2025 Incentive Award Plan (the “2025 Plan”). Awards under the 2025 Plan are intended to align the interests of our NEOs with those of our stockholders. All awards earned by our NEOs in connection with the 2025 Plan are subject to service conditions and select awards are also subject to performance conditions.
Annual Equity Awards
In March 2025, consistent with the Company’s practice of granting equity awards annually, the Compensation Committee granted time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) to each of our NEOs. RSUs represented 40% of the award value, are subject to continued employment with us, and have a three-year vesting period. PSUs represented the remaining 60% of the award value, are subject to continued employment with us, and have a three-year vesting period. The PSUs are based on the achievement of two, equally weighted, predetermined financial metrics measured over a three-year cumulative performance period, from fiscal 2025 through fiscal 2027.
Performance Metrics	2025 PSU Weighting
Total Revenue(1)	50%
Adjusted EBITDA(2)	50%

(1)
For purposes of the annual PSU, the Company defines Total Revenue as revenue, inclusive of revenue from Company-operated Shacks and licensing revenue from international and domestic licensed Shacks.

(2)
For purposes of the annual PSU, the Company defines Adjusted EBITDA as net income before deducting: (A) interest, (B) taxes, (C) depreciation and (D) amortization, and excluding certain non-cash and other items not considered in the Company’s evaluation of ongoing operating performance, including equity-based compensation expense, non-cash deferred rent charges, executive transition costs and certain non-recurring charges. Adjusted EBITDA performance is calculated excluding all performance-based bonuses.

PSUs are earned to the extent the Company achieves the Total Revenue and Adjusted EBITDA performance metrics over the three-year cumulative performance period. The number of PSUs earned is a percentage of a target amount, ranging from 0% to 200%.
2026 Long-Term Incentive Plan Design
For fiscal 2026, the Compensation Committee approved RSU awards with a three-year vesting period and also approved PSU awards with a three-year vesting period as well as a three-year cumulative performance period from fiscal 2026 through fiscal 2028 for Total Revenue and Adjusted EBITDA metrics.
Other Compensation and Governance Programs, Policies and Guidelines
Stock Ownership Policy
We have an executive stock ownership policy requiring Mr. Lynch and Ms. Sentell as of the fifth anniversary of the date of his or her hire to hold shares of our Class A common stock or LLC Interests with a value equal to two times for Mr. Lynch and one times for Ms. Sentell of their respective annual base salaries. Securities that qualify in determining whether Mr. Lynch and Ms. Sentell have satisfied the shareholding requirements include (i) issued and outstanding shares of Class A common stock held beneficially or of record, (ii) issued and outstanding LLC Interests held beneficially or of record, (iii) issued and outstanding shares of Class A common stock or LLC Interests held by a qualifying trust (i.e., a trust created for the benefit of the executive officer, his or her spouse or members of his or her immediate family), (iv) issued and outstanding shares of Class A common stock or LLC Interests held by a 401(k) or other qualified pension or profit-sharing plan for the benefit of the executive officer, and (v) shares of Class A common stock underlying vested Shake Shack time-based stock options and restricted stock units deliverable upon exercise or settlement in full, less tax withholdings and, in the case of stock options, a number of shares of Class A common stock with a value equal to the exercise price thereof.
Clawback Policy
Effective December 1, 2023, upon recommendation of the Compensation Committee, the Board of Directors adopted a new Dodd-Frank Clawback Policy (the “Clawback Policy”) designed to satisfy the NYSE’s listing standards implemented pursuant to the final rule from the SEC under the Dodd-Frank rules. The Clawback Policy applies to the Company’s current and former executive officers and provides for the mandatory recovery of certain erroneously awarded Incentive-Based Compensation (as defined in the policy) in the event that the Company is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirements under the federal securities laws.
Employment Agreements
We entered into an employment agreement with Mr. Lynch, effective as of May 20, 2024 and an employment agreement with Ms. Sentell, effective as of July 1, 2024. The material terms of such agreements are summarized below.
Robert Lynch
On March 18, 2024, the Board appointed Robert Lynch to serve as the Company’s Chief Executive Officer, effective as of May 20, 2024. In addition, Mr. Lynch was appointed as a member of the Board, also effective as of May 20, 2024.

In connection with his appointment, Mr. Lynch entered into an Employment Agreement with the Company The term of Mr. Lynch’s employment will be three (3) years through May 20, 2027, subject to automatic one (1)-year extensions unless either party gives notice of non-extension no later than 90 days prior to the expiration of the then-applicable term.
Mr. Lynch received an initial annual base salary of $1.0 million, subject to annual review by the Board, and Mr. Lynch’s annual base salary in 2025 was $1.0 million. Mr. Lynch is eligible to receive an annual bonus, semi-annual bonus, or such other periodic bonus as determined by the Board, in each case based on an annualized target bonus opportunity of 150% of his annual base salary, payable upon the attainment of Company performance goals established by the Board (or the Compensation Committee), with the opportunity to make up to 200%, on an annualized basis, of his annualized target bonus opportunity.
Mr. Lynch also received the following signing awards: (i) a cash award equal to a pro rata amount of 150% of his annual base salary, which was paid in fiscal 2025, (ii) an RSU award comprised of RSUs for such number of shares of the Company’s Class A common stock as may be determined based on an aggregate grant date fair value of $1.6 million, and (iii) a PSU award representing the right to receive shares of the Company’s Class A common stock as may be determined based on an aggregate grant date fair value of $4.2 million.
Under the employment agreement, Mr. Lynch is also eligible for annual equity awards.
Stephanie Sentell
On June 20, 2024, the Board appointed Stephanie Sentell to serve as the Company’s Chief Operations Officer, effective as of July 1, 2024.
In connection with her appointment, Ms. Sentell entered into an Employment Agreement with the Company. The term of Ms. Sentell’s appointment will be through July 1, 2027, subject to automatic one (1)-year extensions unless either party gives notice of non-extension no later than 90 days prior to the expiration of the then-applicable term.
Ms. Sentell received an initial annual base salary of $550,000, subject to annual review by the Company, and Ms. Sentell’s annual base salary in 2025 was $577,500. Ms. Sentell is eligible to receive an annual bonus, semi-annual bonus, or such other periodic bonus as determined by the Board, in each case based on an annualized target bonus opportunity of 75% of her annual base salary, payable upon the attainment of Company performance goals established by the Board (or the Compensation Committee), with the opportunity to make up to 200%, on an annualized basis, of her annualized target bonus opportunity.
Ms. Sentell also received the following signing awards: (i) a cash award equal to $750,000, subject to repayment if Ms. Sentell is terminated by the Company for Cause or resigns without Good Reason within 12 months following the date on which the cash award was paid, and (ii) an RSU award comprised of RSUs for such number of shares of the Company’s Class A common stock as may be determined based on an aggregate grant date fair value of $750,000.
Under the employment agreement, Ms. Sentell is also eligible for annual equity awards.
Katherine Fogertey
As previously announced, on November 20, 2025, Katherine Fogertey, the Company’s former Chief Financial Officer, entered into a Transition and Advisory Agreement (the “Transition and Advisory Agreement”). In connection with entering into the Transition and Advisory Agreement, Ms. Fogertey stepped down from her role as Chief Financial Officer and transitioned into a Senior Advisor role, with her senior advisor role ending on March 4, 2026 (the “Resignation Date”).
Pursuant to the Transition and Advisory Agreement, Ms. Fogertey continued to receive her base salary and her outstanding RSUs and PSUs continued to vest in accordance with their terms through the Resignation Date. In addition, Ms. Fogertey received 100% of her bonus earned for fiscal year

2025 and her RSUs that were scheduled to vest on July 15, 2026 and March 1, 2027 were accelerated such that they vested on the Resignation Date. As part of the Transition and Advisory Agreement, Ms. Fogertey executed a release of claims against the Company and agreed to non-competition and non-solicitation covenants through March 4, 2027.
Severance
The employment agreements for each of Mr. Lynch and Ms. Sentell provides for severance upon a termination by us without cause or by Mr. Lynch and Ms. Sentell for good reason, in each case, subject to the execution and non-revocation of a waiver and release of claims by Mr. Lynch or Ms. Sentell, as applicable.
Upon such a termination, each of Mr. Lynch and Ms. Sentell is entitled to severance consisting of (a) continued base salary (i) for Mr. Lynch, for 18 months following the date of termination and (ii) for Ms. Sentell, for 12 months following the date of termination, (b) a prorated annual cash bonus for the year of termination based on actual Company performance, and (c) reimbursement of COBRA premiums such that the cost of coverage is equal to the cost for then current employees for up to the applicable severance period described in subpart (a) of this sentence.
Upon such a termination, Mr. Lynch is entitled to accelerated vesting of a prorated portion of all of the annual equity awards, along with the signing RSU award described above if applicable, that would have vested within 18 months following the date of termination absent such termination.
For purposes of the employment agreements, the Company will have “cause” to terminate each of Mr. Lynch’s or Ms. Sentell’s employment upon (a) his or her willful misconduct, gross negligence or act of dishonesty with regard to the Company or any of its affiliates, which in either case, results in or could reasonably be expected to result in material harm to the Company or such affiliate, (b) his or her willful and continued failure to attempt to perform his or her duties with the Company or any of its affiliates (other than any such failure resulting from disability), which failure is not remedied within 30 days after receiving written notice thereof, (c) his or her conviction of (or his or her plea of guilty or nolo contendere to) any felony involving moral turpitude (other than traffic related offenses or as a result of vicarious liability), or (d) his or her material breach of any material provision of the employment agreement, which breach is not remedied within 10 days after receiving written notice thereof.
For purposes of the employment agreements, each of Mr. Lynch and Ms. Sentell will have “good reason” to terminate his or her employment after the occurrence, without his or her consent, of (a) any material adverse change in base salary, position, duties, responsibilities, authority, title or reporting obligations, or the assignment of duties that are materially inconsistent with his or her position, (b) a relocation of principal business location by more than 50 miles from its then current location, or (c) any other material breach by the Company of the employment agreement or any other agreement with him or her. However, no termination for good reason will be effective unless (i) Mr. Lynch or Ms. Sentell, as applicable, provides the Company with at least 30 days’ prior written notice of his or her intent to resign for good reason (which notice must be provided within 60 days following the occurrence of the event(s) purported to constitute good reason); (ii) the Company has not remedied the alleged violation(s) within the 30-day period; and (iii) Mr. Lynch’s or Ms. Sentell’s resignation, as applicable, becomes effective no later than 30 days after the Company has either failed to cure such event or indicated that it will not cure such event.
Restrictive Covenants
Pursuant to their employment agreements, Mr. Lynch and Ms. Sentell are subject to certain non-competition and non-solicitation restrictions during employment and for a period of (a) 18 months, in the case of Mr. Lynch, and (b) 12 months, in the case of Ms. Sentell, after termination of employment. During the restricted period, Mr. Lynch may not compete, directly or indirectly, with the Company in the business of developing, managing, and/or operating of (a) “better burger” restaurants, (b) “quick service” or “fast food” restaurants with an emphasis on hamburgers, and (c) restaurants that derive 50% or more of their revenues from the sale of hamburgers, hot dogs, chicken, French fries, and/or frozen desserts. Each of Five-Guys and In-N-Out Burger are included in the competitive restrictions described above for Mr. Lynch. Ms. Sentell may not compete, directly or indirectly, with the Company in the business of developing, managing, and/or operating of (a) “better burger” restaurants, (b) “quick service” or “fast food” restaurants with an emphasis on hamburgers, or (c) “fast casual” restaurants.
No severance payments or benefits described above shall be paid following the first date that Mr. Lynch or Ms. Sentell violates his or her restrictive covenants.
Other Benefits
Our NEOs, like our other employees, participate in health and welfare benefit plans, subject to satisfying eligibility requirements. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package.
Health & Wellness
All of our full-time employees, including our NEOs, are eligible to participate in health and welfare plans maintained by the Company, including:
•
Medical, dental and vision benefits;

•
Medical care flexible spending accounts;

•
Short-term and long-term disability insurance; and

•
Life insurance.

Our NEOs participate in these plans largely on the same basis as other eligible employees. Beginning in July 2018, Shake Shack obtained supplemental individual long-term disability plans for each of the NEOs to provide the same level of coverage provided to all other eligible participants in the group long-term disability plan.
Retirement Plan
The Company’s employees, including our NEOs, participate in the Company’s 401(k) retirement savings plan (the “401(k) plan”), subject to satisfying eligibility requirements. The Internal Revenue Code (“IRC”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. The Company does not currently match contributions made under the 401(k) plan by our NEOs and other highly compensated employees. We believe that providing a vehicle for tax deferred retirement savings through the 401(k) plan adds to the overall desirability of our executive compensation package.
Limited Perquisites and Other Personal Benefits
We have not provided significant perquisites to our NEOs that are not generally available to other employees. From time to time, we may provide limited benefits for recruitment or retention purposes. In addition, we offer certain health and well-being benefits, such as executive physicals and long-term disability, consistent with our focus on supporting the health of our leadership team.
Equity Award Granting Policy
Equity compensation awards made to our executive officers must be approved by the Compensation Committee. The Compensation Committee approves and grants annual equity awards, which include RSUs and PSUs, at approximately the same time every year. Outside of the annual grant cycle, the Compensation Committee may, from time to time, grant off-cycle equity awards, such as in connection with a new hire, promotion or retention. All off-cycle equity awards are issued on a pre-determined date following approval by the Compensation Committee. The Compensation Committee does not take material non-public information into account when determining the timing of the grant of equity awards and the timing of the release of material non-public information is not based on affecting the value of executive compensation.
Tax Considerations
Deductibility of Executive Compensation
We may be entitled to a federal income tax deduction in connection with the vesting or settlement of an award in an amount equal to the ordinary income recognized by the participant. However, we are subject to IRC Section 162(m), which generally places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our covered executive officers. While the Compensation Committee considers the deductibility of compensation as one of several factors in designing our executive compensation program, it also evaluates other factors in making its decisions and will retain the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not fully deductible for federal income tax purposes.
Accounting Considerations
The Compensation Committee considers accounting implications that may impact executive compensation. For example, we recognize expense related to salaries and performance-based cash compensation when earned in our financial statements. U.S. GAAP also requires us to record an expense in our financial statements for equity awards, even though equity awards are not paid as cash to employees.
Compensation Committee Report
Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
This report has been furnished by the members of the Compensation Committee.
THE COMPENSATION COMMITTEE
Sumaiya Balbale, Chair
Charles Chapman III
Jeff Flug
Lori George

Fiscal 2025 Compensation Tables
Summary Compensation
The following table sets forth our NEOs’ total compensation for fiscal 2025, 2024 and 2023.
Named Executive Officer and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Robert Lynch Chief Executive Officer	2025	1,000,000	—	5,000,161	—	1,011,750	—	198,907	7,210,818
	2024	604,396	593,407	10,800,213	—	1,017,785	—	104,064	13,119,865
Katherine Fogertey Former Chief Financial Officer	2025	615,283	—	900,077	—	415,008	—	11,214	1,941,582
	2024	568,120	—	750,107	—	584,950	—	11,214	1,914,391
	2023	492,490	—	575,037	—	361,700	—	8,861	1,438,088
Stephanie Sentell Chief Operations Officer	2025	573,349	—	800,056	—	290,043	—	54,898	1,718,346
	2024	268,956	750,000	750,025	—	247,574	—	40,768	2,057,323
(1)
For Mr. Lynch and Ms. Sentell, the amounts in this column represent respective cash bonuses, in accordance with the terms of their employment agreements upon hire.

(2)
The amounts in this column represent the aggregate grant date fair value of RSUs and PSUs granted in fiscal 2025, fiscal 2024 and fiscal 2023. The fair value of RSUs and PSUs is computed in accordance with Accounting Standards Codification Topic 718 (“ASC Topic 718”) and based on the market value of the Company’s Class A common stock on the date of grant, among other inputs where required by ASC Topic 718. For fiscal 2024, the amounts disclosed for PSUs granted are based upon 100% achievement of the performance targets. If the maximum performance level were achieved, the fair value of PSUs granted in fiscal 2025 would be $6,000,150, $1,080,136, and $960,024 for Mr. Lynch and Mses. Fogertey and Sentell, respectively. For Mr. Lynch and Ms. Fogertey, the amounts disclosed for PSUs granted in fiscal 2024 are based upon 100% achievement of the performance targets for fiscal 2024. If the maximum performance level were achieved, the fair value of PSUs granted in fiscal 2024 would be $13,350,207 and $750,107 Mr. Lynch and Ms. Fogertey, respectively. For Mr. Lynch, the RSUs and PSUs awarded in fiscal 2024 were calculated using a thirty (30)-day trailing average closing stock price. For Ms. Sentell, the RSUs granted in fiscal 2024 include a one-time RSU award pursuant to the terms of her employment agreement.

(3)
For Mr. Lynch, for 2025, these amounts represent $25,843.44 of premiums paid under our executive disability insurance plan and $173,064, which consists of $96,000 provided for housing and commuting stipend, pursuant to his employment agreement, as well as $77,063 as a gross-up of taxable income related to such housing and commuting stipend. For 2024, these amounts represent $12,922 of premiums paid under our executive disability insurance plan, $3,465 of COBRA reimbursements prior to coverage under our healthcare plan, and $87,677, which consists of $58,839 provided for housing and commuting stipend, pursuant to his employment agreement, as well as $28,838 as a gross-up of taxable income related to such housing and commuting stipend. For Ms. Fogertey, these amounts represent premiums paid under our executive disability insurance plan in 2025, 2024, and 2023. For Ms. Sentell, for 2025, this amount represents $19,734 of premiums paid under our executive disability insurance plan, as well as $35,164, which consists of $24,000 provided for housing and commuting stipend, pursuant to her employment agreement, as well as $11,164 as a gross-up of taxable income related to such housing and commuting stipend. For 2024, this amount represents $6,578 of premiums paid under our executive disability insurance plan, as well as $34,190, which consists of $24,000 provided for housing and commuting stipend, pursuant to her employment agreement, as well as $10,190 as a gross-up of taxable income related to such housing and commuting stipend.

Plan-Based Awards
The following table sets forth information with respect to plan-based awards made to our NEOs in fiscal 2025.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Named Executive Officer			Threshold	Target	Maximum	Threshold	Target	Maximum
	Type	Grant Date	($)	($)(1)	($)1)	(#)(2)	(#)(2)	(#)(2)	(#)(3)	(#)	($/Sh)	($)(4)
Robert Lynch	Cash Incentive	12/26/2024	—	1,500,000	3,000,000	—	—	—	—	—	—	—
	RSUs	3/1/2025	—	—	—	—	—	—	18,417	—	—	2,000,086
	PSUs	3/1/2025	—	—	—	—	27,625	55,250	—	—	—	3,000,075
Katherine Fogertey	Cash Incentive	12/26/2024	—	615,283	1,230,566	—	—	—	—	—	—	—
	RSUs	3/1/2025	—	—	—	—	—	—	3,315	—	—	360,009
	PSUs	3/1/2025	—	—	—	—	4,973	9,946	—	—	—	540,068
Stephanie Sentell	Cash Incentive	12/26/2024	—	430,012	860,024	—	—	—	—	—	—	—
	RSUs	3/1/2025	—	—	—	—	—	—	2,947	—	—	320,044
	PSUs	3/1/2025	—	—	—	—	4,420	8,840	—	—	—	480,012
(1)
Amounts represent the award eligibility pursuant to the NEOs’ employment agreements and any applicable proration.

(2)
Reflects PSUs granted under the 2025 Plan. Amounts represent the possible PSU payouts at threshold, target and maximum levels of attainment for the respective performance period.

(3)
Reflects RSUs granted under 2025 Plan.

(4)
Amounts represent the grant date fair value determined in accordance with ASC Topic 718.

Outstanding Equity Awards
The following table sets forth certain information with respect to outstanding equity awards of our NEOs as of December 31, 2025.
	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Robert Lynch	—	—	—	—	41,216(2)	3,345,503	98,998(3)	8,035,668
Katherine Fogertey	—	—	—	—	17,771(4)	1,442,472	7,596(5)	616,567
Stephanie Sentell	—	—	—	—	9,474(6)	769,005	4,420	358,771

(1)
Based on the closing price on December 31, 2025.

(2)
Consists of (i) 14,869 RSUs granted on May 23, 2024 that vest ratably over three installments on May 23, 2026, May 23, 2027, and May 23, 2028; and (ii) 7,930 RSUs granted on May 23, 2024 that vest on May 23, 2026; and (iii) 18,417 RSUs granted on March 1, 2025 that vest ratably over three installments on March 1, 2026, March 1, 2027 and March 1, 2028.

(3)
Consists of (i) 29,739 PSUs, at target, on May 23, 2024 that cliff vest on May 23, 2028, and are earned based on the achievement of the 2024-2026 cumulative performance metrics as certified by the Compensation Committee after the conclusion of the performance period; (ii) 41,634 PSUs, at target, on May 23, 2024 that cliff vest on May 26, 2027, and are earned based on the achievement of the cumulative performance metrics from May 23, 2024 through May 26, 2027 as certified by the Compensation Committee after the conclusion of the performance period; and (iii) 27,625 PSUs, at target, granted on March 1, 2025 that cliff vest on March 1, 2028, and are earned based on the achievement of the 2025-2027 cumulative performance metrics as certified by the Compensation Committee after the conclusion of the performance period.
(4)
Consists of (i) 4,299 RSUs granted on July 15, 2021 which vest on July 15, 2026; (ii) 2,496 RSUs granted on March 1, 2022 that vest on March 1, 2026; (iii) 5,038 RSUs granted on March 1, 2023 that vest ratably over two installments on March 1, 2026 and March 1, 2027; (iv) 2,623 RSUs granted on March 1, 2024 that vest ratably over three installments on March 1, 2026, March 1, 2027 and March 1, 2028; and (v) 3,315 RSUs granted on March 1, 2025 that vest ratably over three installments on March 1, 2026, March 1, 2027 and March 1, 2028.

(5)
Consists of (i) 2,623 PSUs granted on March 1, 2024 that were earned based on the achievement of the 2024 performance metrics as certified by the Compensation Committee after the conclusion of the performance period and which vest equally over three installments on March 1, 2026, March 1, 2027 and March 1, 2028; and (ii) 4,937 PSUs, at target, granted on March 1, 2025 that cliff vest on March 1, 2028, and are earned based on the achievement of the 2025-2027 cumulative performance metrics as certified by the Compensation Committee after the conclusion of the performance period.

(6)
Consists of 6,527 RSUs granted on July 15, 2024 that vest equally over three installments on , July 15, 2026, July 15, 2027 and July 15, 2028; and ii) 2,947 RSUs granted on March 1, 2025 that vest ratably over three installments on March 1, 2026, March 1, 2027 and March 1, 2028.

(7)
Consists of (i) 4,420 PSUs, at target, granted on March 1, 2025 that cliff vest on March 1, 2028, and are earned based on the achievement of the 2025-2027 cumulative performance metrics as certified by the Compensation Committee after the conclusion of the performance period.

Option Exercises and Stock Vested
The following table sets forth information with respect to the exercise of stock options by our NEOs during fiscal 2025 and the vesting of the RSUs held by the NEOs during fiscal 2025.
	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert Lynch	—	—	12,888	1,515,887
Katherine Fogertey	—	—	20,038	2,298,763
Stephanie Sentell	—	—	2,176	298,373
Nonqualified Deferred Compensation
The NEOs did not participate in any nonqualified deferred compensation arrangements as of December 31, 2025.
Potential Payments Upon Termination
The following table presents the amount of compensation payable to each of our NEOs as if the triggering termination event had occurred on the last day of our most recently completed fiscal year, December 31, 2025 (with annual bonuses based on actual performance through December 31, 2025), except in the case of Ms. Fogertey, for whom such amounts are based on her compensation received pursuant to her Transition and Advisory Agreement. The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment and, with the exception of Ms. Fogertey, may vary from those listed below. Generally, in the event of a termination for Cause, or resignation without Good Reason, our NEOs are entitled only to earned but unpaid salary, vested benefits under any applicable benefit plans, reimbursement of incurred expenses, and all accrued but unused paid time off.

Potential Payments Upon Termination without Cause or, if applicable, Resignation with Good Reason(1)
Compensation Element	Mr. Lynch	Ms. Fogertey	Ms. Sentell
Accrued and Unpaid Salary	$19,231	$11,885	$11,106
Short-term Bonus	1,011,750	415,008	290,043
Salary through the Severance Period	1,500,000	106,962	577,500
Total Cash Payments	2,530,981	533,855	878,649
Unvested Equity Awards(2)	5,221,504	714,052	—
COBRA	42,144	—	27,915
TOTAL	$7,794,629	$1,247,907	$906,564
Potential Payments Upon Termination Due to Death or Disability(1)
Compensation Element	Mr. Lynch	Ms. Fogertey	Ms. Sentell
Accrued and Unpaid Salary	$19,231	—	$11,106
Unvested Equity Awards(3)	3,852,815	—	120,862
TOTAL	$3,872,046	—	$131,968
Potential Payments Upon Termination within 12 Months of Change in Control (1)
Compensation Element	Mr. Lynch	Ms. Fogertey	Ms. Sentell
Accrued and Unpaid Salary and Other Benefits	$19,231	—	—
Short-term Bonus	1,500,000	—	—
Salary through the Severance Period	2,000,000	—	—
Total Cash Payments	3,519,231	—	—
Unvested Equity Awards(4)	5,382,220	—	—
COBRA	56,191	—	—
TOTAL	$8,957,642	—	—

(1)
Amounts listed in this table are calculated in accordance with the terms of the applicable employment agreements, or in the case of Ms. Fogertey, the Transition and Advisory Agreement, equity award agreement and governing equity plan documents, as applicable. Equity values are determined based on the closing price of our Class A common stock on December 31, 2025. Actual payouts for PSUs for all termination events would be based on actual results at the end of the applicable performance period; this table uses the target value as an estimate because actual results cannot yet be determined.

(2)
For Mr. Lynch, reflects the value of the shares of the Company’s Class A Common Stock represented by (i) RSUs granted on May 23, 2024 that vest ratably on May 23, 2026 and May 23, 2027; (ii) PSUs, at target, granted on May 23, 2024 that cliff vest on May 26, 2027 and May 23, 2028; and (iii) RSUs granted on March 1, 2025 that vests ratably on March 1, 2026 and March 1, 2027. For Ms. Fogertey, the amount reflects the acceleration of the RSUs that were scheduled to vest on July 15, 2026 and March 1, 2027 pursuant to the Transition and Advisory Agreement.

(3)
NEO is entitled to receive a pro-rated portion of the following awards based on the service provided: For Mr. Lynch, reflects the value of the shares of the Company’s Class A Common Stock represented by (i) PSUs, at target, granted on May 23, 2024 that cliff vest on May 26, 2027 and May 23, 2028; and (ii) PSUs, at target, granted on March 1, 2025 that cliff vest on March 1, 2028. For Ms. Sentell, reflects the value of the shares of the Company’s Class A Common Stock represented by PSUs, at target, granted on March 1, 2025 that cliff vest on March 1, 2028.

(4)
Reflects the value of the shares of the Company’s Class A Common Stock represented by (i) RSUs granted on May 23, 2024 that vest ratably on May 23, 2026, May 23, 2027 and May 23, 2028; (ii) PSUs, at target, granted on May 23, 2024 that cliff vest on May 26, 2027 and May 23, 2028; (iii) RSUs granted on March 1, 2025 that vest ratably on March 1, 2026, March 1, 2027 and March 1, 2028; and (iv) PSUs, at target, granted on March 1, 2025 that cliff vest on March 1, 2028.

CEO Pay Ratio
Overview
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the individual identified as our median compensated employee and the annual total compensation of Mr. Lynch, our Chief Executive Officer.

For the fiscal year ended December 31, 2025, our last completed fiscal year, the annual total compensation of the individual identified as the median compensated employee of the Company (excluding our CEO) was $22,312. The annual total compensation of our CEO, as reported in the Summary Compensation Table of this Proxy Statement, was $7,210,818. Pursuant to Item 402(u) of Regulation S-K the resulting ratio to the compensation of our median compensated employee is 323 to 1.
Methodology and Key Assumptions
To identify the median compensated employee and to determine the annual total compensation of the median compensated employee, we used the following assumptions and methodology:
•
We prepared a list of all of Shake Shack’s 13,574 employees (excluding the CEO) as of November 19, 2025.

•
The consistently applied compensation measure (“CACM”) we used was taxable income (Internal Revenue Service Form W-2, Box 1) for 2025 and annualized the CACM, if available, for individuals employed less than a full year.

•
The median employee identified was an employee in one of our Shacks.

•
After identifying the median employee, we calculated annual total compensation for this employee using the same methodology we use for calculating the total compensation of our CEO as set forth in the Summary Compensation Table.

Pay Versus Performance
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K (“Item 402”), we are providing the following information about the relationship between executive compensation actually paid (“CAP”) and certain financial performance measures of the Company. CAP is not compensation actually earned by or paid to our NEOs in each respective year. Neither the Compensation Committee nor the executives of our Company directly used the information in this table or the related disclosures when making compensation decisions for 2025. Refer to the Compensation Discussion and Analysis in this Proxy Statement for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions. The following table shows the total compensation for our CEO and other NEOs as set forth in the Summary Compensation Table, the CAP to our CEO and other NEOs, our total shareholder return (“TSR”), the TSR of the S&P 600 Restaurants Index, our net income, and Adjusted EBITDA, our Company-select Performance measure, over the last five fiscal years.

Pay Versus Performance Table
							Value of Initial Fixed $100
Fiscal Year	Summary Compensation Table for CEO - Randy Garutti	Compensation Actually Paid to CEO - Randy Garutti(1)	Summary Compensation Table for CEO - Robert Lynch	Compensation Actually Paid to CEO - Robert Lynch(1)	Average Summary Compensation Table Total for other NEOs(2)	Average Compensation Actually Paid to Other NEOs(2)	Total Shareholder Return(3)	Peer Group Total Shareholder Return(3)	Net Income (in millions)	Adjusted EBITDA (in millions)(4)
2025	$—	$—	$7,210,818	$(369,806)	$1,829,965	$796,393	$95.65	$95.05	$49.71	$220.95
2024	$763,957	$(1,328,126)	$13,119,864	$17,115,345	$1,985,857	$3,210,206	$220.23	$142.63	$10.82	$188.03
2023	$3,557,446	$5,895,824	$—	$—	$1,579,427	$1,605,019	$126.67	$121.68	$21.00	$144.63
2022	$3,345,835	$1,435,005	$—	$—	$1,421,436	$407,308	$70.98	$97.44	$(25.97)	$83.97
2021	$5,466,562	$4,472,993	$—	$—	$2,263,343	$1,389,545	$116.95	$122.76	$(10.11)	$67.53
(1)
Item 402 requires certain adjustments to be made to the Summary Compensation Table totals to determine CAP for reporting in the Pay versus Performance Table. CAP is a value calculated under Item 402, but does not necessarily represent cash and/or equity transferred to the NEO without restriction. As required by Item 402, the following table details adjustments made to Summary Compensation Table total compensation values to arrive at CAP values (Note that NEOs do not participate in a defined benefit plan so there are no adjustments for pension benefits, and similarly, there are no adjustments made for dividends):

Fiscal Year	Named Executive Officers	Summary Compensation Table Total	Grant Date Value of New Awards	Year End Value of New Awards	Change in Value of Unvested Awards	Change in Value of Vested Awards	Value of Awards That Failed to Meet Vesting Conditions	Total Equity Compensation Actually Paid	Compensation Actually Paid
2025	CEO	$7,210,818	$(5,000,161)	$3,474,878	$(5,869,624)	$(185,716)	$—	$(2,580,462)	$(369,806)
	Other NEOs	$1,829,965	$(850,067)	$590,756	$(615,414)	$(158,846)		$(183,504)	$796,393
2024	CEO - Randy Garutti	$763,957	$—	$—	$—	$877,472	$(2,969,555)	$(2,092,083)	$(1,328,126)
	CEO - Robert Lynch	$13,119,864	$(10,800,213)	$14,795,694	$—	$—	$—	$14,795,694	$17,115,345
	Other NEOs	$1,985,857	$(750,066)	$1,032,544	$841,350	$100,521		$1,974,415	$3,210,206
2023	CEO	$3,557,446	$(1,500,028)	$1,996,007	$1,605,454	$236,945		$3,838,406	$5,895,824
	Other NEOs	$1,579,427	$(756,808)	$382,586	$510,913	$(111,099)		$782,400	$1,605,019
2022	CEO	$3,345,835	$(1,500,022)	$849,766	$(1,255,404)	$(5,170)		$(410,808)	$1,435,005
	Other NEOs	$1,421,436	$(750,048)	$424,904	$(639,163)	$(49,821)		$(264,080)	$407,308
2021	CEO	$5,466,562	$(3,549,992)	$2,566,569	$(257,369)	$247,223		$2,556,423	$4,472,993
	Other NEOs	$2,263,343	$(1,883,432)	$1,416,528	$(487,841)	$80,947		$1,009,634	$1,389,545
(2)
The other NEOs include Ms. Fogertey and Ms. Sentell as well as Zachary Koff. Ms. Fogertey’s compensation totals reflect amounts based on her time served in the position of Chief Financial Officer which began in June fiscal 2021. Ms. Sentell’s compensation totals reflect amounts based on her time served in the position of Chief Operations Officer which began in July 2024. Mr. Koff’s compensation total reflects amounts based on his time served in the position of Chief Operations Officer through September 8, 2023, in accordance with the terms of Mr. Koff’s Separation Agreement.

(3)
TSR is based on the value of an initial fixed investment of $100. The TSR peer group consists of the S&P 600 Restaurants Index.

(4)
The Company defines Adjusted EBITDA as net income before (A) interest expense, (B) income tax expense or benefit, (C) depreciation expense and (D) amortization expense, and excluding certain non-cash and other items not considered in the Company’s evaluation of ongoing operating performance, including equity-based compensation expense, deferred lease costs, Impairments, loss on disposal of assets, and Shack closures, amortization of cloud-based software implementation costs and certain non-recurring charges. Adjusted EBITDA (both budget and actual performance) excludes bonuses.

Relationship Between “Compensation Actually Paid” and Performance Measures
The charts below show, for the past five fiscal years, the relationship of the Company’s TSR relative to its peers as well as the relationship between the CEO and other NEO CAP and (i) the Company’s TSR; (ii) the Company’s net income; and (iii) the Company’s Adjusted EBITDA.

Shake Shack CAP vs TSR
$20.00
$15.00
$10.00
$5.00
$0.00
($5.00)
Compensation Actually Paid ($M)
$230
$210
$190
$170
$150
$130
$110
$90
$70
Value of $100 Investment from FY 2021
$4.47
$1.39
$1.44
$0.41
$5.90
$1.61
($1.33)
$17.12
$3.21
($0.37)
$0.80
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Randall Garutti
PEO CAP ($M) - Rob Lynch
Avg NEO CAP ($M)
SHAK TSR
S&P 600 Restaurants (Sub Ind) TSR

Shake Shack CAP vs Net Income
$20.00
$15.00
$10.00
$5.00
$0.00
($5.00)
Compensation Actually Paid ($M)
$70
$50
$30
$10
($10)
($30)
($50)
Net Income ($)
$4.47
$1.39
$1.44
$0.41
$5.90
$1.61
$17.12
$3.21
($1.33)
$0.80
($0.37)
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Randall Garutti
PEO CAP ($M) - Rob Lynch
Avg NEO CAP ($M)
Net Income ($)

Shake Shack CAP vs Adjusted EBITDA
$20.00
$15.00
$10.00
$5.00
$0.00
($5.00)
Compensation Actually Paid ($M)
$270
$220
$170
$120
$70
$20
Adjusted EBITDA
$4.47
$1.39
$1.44
$0.41
$5.90
$1.61
($1.33)
$17.12
$3.21
($0.37)
$0.80
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Randall Garutti
PEO CAP ($M) - Rob Lynch
Avg NEO CAP ($M)
Adjusted EBITDA

Important Performance Measures
As required by Item 402, the Company’s important performance measures for linking CAP to Company performance are Adjusted EBITDA, Total revenue and Restaurant-level profit.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Madison Square Park Conservancy
Daniel Meyer, the Chairman of our Board of Directors serves as a director of the Madison Square Park Conservancy, with which Shake Shack has a license agreement and pays license fees to operate the Madison Square Park Shack. Amounts paid to Madison Square Park Conservancy amounted to approximately $945,000 for the fiscal year ended December 31, 2025.
Olo, Inc.
The Chairman of the Board of Directors served as a director of Olo, Inc., a platform the Company uses in connection with its mobile ordering application, through September 2025. Amounts paid to Olo for the fiscal year ended December 31, 2025 amounted to approximately $1,142,000.
The IPO and Other Organizational Transactions
In connection with the IPO, we engaged in transactions with certain of our directors, executive officers and other persons and entities which are or became holders of more than 5% of our Class A common stock or Class B common stock upon the consummation of the IPO and other transactions completed in connection with the IPO (collectively, the “Organizational Transactions”), including entry into the SSE Holdings LLC Agreement, the Stockholders Agreement, the Tax Receivable Agreement, and the Registration Rights Agreement, each of which is discussed below.
SSE Holdings LLC Agreement
We operate our business through SSE Holdings and its subsidiaries. We and the owners of SSE Holdings at the time of the IPO entered into SSE Holdings’ third amended and restated limited liability company agreement (as amended, the “SSE Holdings LLC Agreement”), effective February 4, 2015. The operations of SSE Holdings, and the rights and obligations of the holders of LLC Interests, are set forth in the SSE Holdings LLC Agreement.
The SSE Holdings LLC Agreement provides the owners of SSE Holdings following the IPO with the right to have their LLC Interests redeemed for, at our election, either newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications).
Share settlement will be the default for settlement unless and until a majority of the members of our Board of Directors who do not hold any LLC Interests elect cash settlement. In the event of cash settlement, we would issue new shares of Class A common stock and use the proceeds from the sale of these newly-issued shares of Class A common stock to fund the cash settlement which, in effect, limits the amount of the cash payment to the redeeming member. If we decide to make a cash payment, an owner of SSE Holdings has the option to rescind its redemption request within a specified time period.
Upon the effective date of redemption, the redeeming member will surrender its LLC Interests to SSE Holdings for cancellation. Concurrently, we will contribute either cash or shares of Class A common stock to SSE Holdings, which will then distribute such cash or shares of Class A common stock to the redeeming owner of SSE Holdings to complete the redemption. In addition, SSE Holdings will issue to us an amount of newly-issued LLC Interests equal to the number of LLC Interests redeemed from the owner of SSE Holdings.
In the event of a redemption request by an owner of SSE Holdings, we may, alternatively and at our option, effect a direct exchange of cash or our Class A common stock for such LLC Interests with such owner of SSE Holdings in lieu of a redemption.

Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Interests that we own equals the number of shares of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).
In fiscal 2025, redemptions were executed for the following directors, executive officers and beneficial owners of more than 5% of our Class A common stock or Class B common stock (and family members of the foregoing) on the following dates, in the following amounts:
Redeeming Owners of SSE Holdings	Effective Dates of Redemption	Shares of Class A Common Stock Issued upon Redemption
David A. Swinghamer	July 25, 2025	5,000
Karen Kochevar	December 26, 2024	5,000
Richard Coraine	February 25, 2025	5,924
Richard Coraine 2012 Family Trust	June 25, 2025	5,000
Stockholders Agreement
We entered into the stockholders agreement (as amended, the “Stockholders Agreement”) with the Meyer Group and other former stockholders, effective February 4, 2015.
The Stockholders Agreement, as further described below, contains specific rights, obligations and agreements of these parties as owners of our Class A common stock and Class B common stock.
Director and Committee Designation Rights. Under the Stockholders Agreement, the Meyer Group previously had the right to include in the slate of nominees recommended by the Company’s Board for election as directors at each annual or special meeting of stockholders at which directors were to be elected a certain number of individuals designated by the Meyer Group, as well the right to designate a certain number of members of each committee of the Company’s Board, subject to the Meyer Group maintaining certain ownership levels. The Stockholders Agreement was amended concurrently with the cooperation agreement to make certain changes, including that the Meyer Group’s right to designate nominees or committee members terminated immediately after the 2025 annual meeting of stockholders.
Meyer Group Approvals. Under the Stockholders Agreement, the actions listed below by us or any of our subsidiaries require the approval of the Meyer Group for so long as the Meyer Group collectively owns at least 10% of the total shares of Class A common stock and Class B common stock owned by it immediately following the consummation of the IPO. The actions include:
•
change in control transactions;

•
the sale, lease or exchange of all or a substantial amount of the property and assets of Shake Shack, SSE Holdings or any of SSE Holdings’ subsidiaries, taken as a whole;

•
initiating any liquidation, dissolution, bankruptcy or other insolvency proceeding involving Shake Shack, SSE Holdings or any of their respective subsidiaries;

•
terminating the employment of our Chief Executive Officer or hiring a new Chief Executive Officer;

•
any authorization or issuance of equity securities of Shake Shack or its subsidiaries other than (i) pursuant to any equity incentive plans or arrangements approved by our Board of Directors or (ii) upon an exchange of shares of Class B common stock together with SSE Holdings Units for shares of Class A common stock;

•
increasing or decreasing the size of our Board of Directors; and

•
any amendment or amendments to the organizational documents of Shake Shack or SSE Holdings.

Tax Receivable Agreement
We entered into the tax receivable agreement (the “TRA”), effective February 4, 2015, with the owners of SSE Holdings at the time of the IPO. The TRA provides for the payment by us to such persons of 85% of the amount of tax benefits, if any, that we actually realize, or in some circumstances are deemed to realize, as a result of (i) increases in our share of the tax basis in the net assets of SSE Holdings resulting from any redemptions or exchanges of LLC Interests, (ii) tax basis increases attributable to payments made under the TRA, and (iii) deductions attributable to imputed interest pursuant to the TRA (the “TRA Payments”). The TRA Payments are not conditioned upon any continued ownership interest in either SSE Holdings or us by any owner of SSE Holdings following the IPO. The rights of each owner of SSE Holdings following the IPO under the TRA are assignable to transferees of its LLC Interests (other than Shake Shack as transferee pursuant to subsequent redemptions (or exchanges) of the transferred LLC Interests). We expect to benefit from the remaining 15% of tax benefits, if any, that we may actually realize.
During fiscal 2025 payments of $37, inclusive of interest, were made to the members of SSE Holdings pursuant to the Tax Receivable Agreement. As of December 31, 2025, the total amount of TRA Payments due under the TRA was $246,835,000.
Registration Rights Agreement
We entered into the registration rights agreement (as amended, the “Registration Rights Agreement”), effective February 4, 2015, with the owners of SSE Holdings at the time of the IPO. The Registration Rights Agreement provides such owners certain registration rights whereby they can require us to register under the Securities Act of 1933, as amended (the “Securities Act”), shares of Class A common stock issuable to them upon redemption or exchange, at our election, of their LLC Interests, and certain affiliates of former indirect members of SSE Holdings can require us to register under the Securities Act the shares of Class A common stock issued to them in connection with the Organizational Transactions. The Registration Rights Agreement also provides for piggyback registration rights for the owners of SSE Holdings prior to the IPO.
Indemnification Agreements
Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”), subject to certain exceptions contained in our bylaws. In addition, our certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.
We entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements. There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or officer.
Policies and Procedures for Related Person Transactions
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers listed on the New York Stock Exchange. Under the policy:

•
any Related Person Transaction (as defined below), and any material amendment or modification to a Related Person Transaction, must be reviewed and approved or ratified by the Audit Committee, which is composed solely of independent directors who are disinterested, or by the disinterested members of the Board of Directors; and

•
any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee or recommended by the Compensation Committee to the Board of Directors for its approval.

A Related Person Transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 in any one fiscal year, and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest. Further, if a Related Person enters into transactions, arrangements or relationships in which we were, are or will be a participant and the aggregate amount involved in such transactions, arrangements or relationships exceeds $120,000 in any one fiscal year, and in which any Related Person had, has or will have a direct or indirect material interest, each of such transactions, arrangements or relationships, in conformity with SEC rules, shall be deemed to be a Related Person Transaction for purposes of this policy.
A “Related Person” is each of the following: (i) any person who has served as a director or executive officer since the beginning of our last completed fiscal year; (ii) any nominee for director at the Annual Meeting; (iii) any person who beneficially owns more than 5% of our outstanding Class A common stock or Class B common stock; and (iv) any immediate family member, or other person (other than a tenant or employee), sharing the household of any person identified in part (i), (ii) or (iii).
Identification of Related Party Transactions
Our Legal department, in consultation with our Accounting/Finance department, is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential Related Person Transactions and then determining, based on the facts and circumstances, whether the potential Related Person Transactions do, in fact, constitute a Related Person Transaction. In addition, any potential Related Person Transaction that is proposed to be entered into by us must be reported to our Chief Legal Officer by both the related person and the person at the Company responsible for such potential Related Person Transaction.
Audit Committee Pre-Approval
If the Company’s Legal department determines that a transaction or relationship is a Related Person Transaction, then each such transaction will be presented to the Audit Committee of the Board of Directors. The Audit Committee will (i) review the relevant facts and circumstances of each Related Person Transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the Related Person’s interest in the transaction, (ii) take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and (iii) either approve, ratify or disapprove the Related Person Transaction. If advance committee approval of a Related Person Transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chairperson of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting.
Management will update the Audit Committee as to any material changes to any approved or ratified Related Person Transaction and shall provide a status report at least annually at a regularly scheduled meeting of the Audit Committee of all then current Related Person Transactions.
No director may participate in approval of a Related Person Transaction for which he or she is a related person.

Disclosure
All Related Person Transactions are to be disclosed in the Company’s applicable filings as required by the Securities Act and the Exchange Act, and related rules. Furthermore, any Related Person Transaction must be disclosed to the full Board of Directors.
Other Agreements
Management must assure that all Related Person Transactions are not in violation of and are approved in accordance with any requirements of the Company’s financing or other material agreements.

AUDIT COMMITTEE REPORT
The following Report of the Audit Committee of the Board of Directors of Shake Shack Inc. (the “Company”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this Report by reference.
Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States.
The Audit Committee has reviewed and discussed with management and EY the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025 and Management’s Discussion and Analysis of Financial Condition and Results of Operations.
The Audit Committee also has discussed with EY the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communication with Audit Committees.”
The Audit Committee also received the written disclosures and the letter from EY that are required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence. The Audit Committee also considered whether EY’s provision of non-audit services to the Company is compatible with maintaining EY’s independence. This discussion and disclosure informed the Audit Committee of EY’s independence and assisted the Audit Committee in evaluating that independence. On the basis of the foregoing, the Audit Committee concluded that EY is independent from the Company, its affiliates and management.
Based upon its review of the Company’s audited consolidated financial statements and the discussions noted above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements for the fiscal year ended December 31, 2025 be included in the Company’s Annual Report on Form 10-K for such fiscal year for filing with the SEC.
This report has been furnished by the members of the Audit Committee.
THE AUDIT COMMITTEE
Jeffrey Lawrence, Chair
Sumaiya Balbale
Jeff Flug
Joshua Silverman

STOCKHOLDER PROPOSALS
Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s Proxy Statement and form of proxy relating to the Company’s annual meeting of stockholders to be held in 2027 must be received by the Company at the principal executive offices of the Company no later than the close of business on December 30, 2026. Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2027 (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on March 12, 2027 and not earlier than the close of business on February 10, 2027, assuming the Company does not change the date of the 2027 annual meeting of stockholders by more than 30 days before or 70 days after the anniversary of the 2026 Annual Meeting. Any matter described in this paragraph so submitted must comply with the other relevant provisions of the Company’s amended and restated bylaws and be submitted in writing to the Secretary at the principal executive offices of the Company.
In addition to satisfying the requirements noted above, in order to comply with the SEC’s Universal Proxy Rules, the stockholder must provide notice that provides the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the prior annual meeting of stockholders (for the 2027 annual meeting, no later than April 11, 2027). If the date of the 2027 annual meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2027 annual meeting and the 10th calendar day following the date on which public announcement of the date of the 2027 annual meeting is first made.
OTHER BUSINESS
The Board does not presently intend to bring any other business before the Annual Meeting, and, to the knowledge of the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Whether or not you expect to attend the meeting, please complete, date, sign and promptly return a proxy card, or vote via the Internet or by telephone, so that your shares may be represented at the meeting.
WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. We make available free of charge on or through our Internet website, investor.shakeshack.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.
WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR 2025 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13a-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE COMPANY’S SECRETARY AT 225 VARICK STREET, SUITE 301, NEW YORK, NEW YORK 10014, OR BY EMAIL AT INVESTOR@SHAKESHACK.COM.
References to any website herein do not incorporate by reference the information contained on that website, and such information should not be considered to be part of this Proxy Statement.

SHAKE SHACK®

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V83931-P45439 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

SHAKE SHACK INC.

	For All	Withhold All	For All Except
1. Election of Directors- Terms expiring at the 2029 Annual Meeting of Stockholders.	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert Lynch
02) Tristan Walker

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV83931-P45439! ! !ForAllWithholdAllFor AllExceptFor Against Abstain! ! !! ! !To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.Proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting or any adjournment or postponementthereof. Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee orguardian, please give full title as such.SCAN TOVIEW MATERIALS & VOTE wSHAKE SHACK INC.225 VARICK STREET, SUITE 301NEW YORK, NY 10014VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have yourproxy card in hand when you access the website and follow the instructions to obtain yourrecords and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/SHAK2026You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time the day before the cut-off date or meeting date. Have your proxy card in handwhen you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.The Board of Directors recommends you vote FOR proposals 2 and 3:NOTE: You may attend and vote during the Annual Meeting via the Internet. Have the information that is printed in the box marked with the arrow on yourproxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.2. Ratification of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm.SHAKE SHACK INC.01) Robert Lynch02) Tristan Walker1. Election of Directors- Terms expiring at the 2029Annual Meeting of Stockholders.Nominees:The Board of Directors recommends you vote FOR thefollowing:3. Approval, on an advisory basis, of the compensation of our Named Executive Officers.

V83932-P45439Continued and to be signed on reverse sideImportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.SHAKE SHACK INC.ANNUAL MEETING OF STOCKHOLDERS - JUNE 10, 2026THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSRonald Palmese, Jr. (Chief Legal Officer) is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Shake Shack Inc. to be held on June 10, 2026 at 9:00 AM Eastern time at www.virtualshareholdermeeting.com/SHAK2026 or at any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of the 2026 Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.